     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 1998
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                           CALAIR CAPITAL CORPORATION
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                   6749                                  76-0566170
      (State or other jurisdiction             (Primary Standard Industrial                   (I.R.S. Employer
   of incorporation or organization)           Classification Code Number)                  Identification No.)

                         2929 ALLEN PARKWAY, SUITE 2010
                              HOUSTON, TEXAS 77019
                                 (713) 834-2950
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                                 CALAIR L.L.C.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                   6749                                  76-0566172
      (State or other jurisdiction             (Primary Standard Industrial                   (I.R.S. Employer
   of incorporation or organization)           Classification Code Number)                  Identification No.)

                               C/O CALFINCO INC.
                         2929 ALLEN PARKWAY, SUITE 2010
                              HOUSTON, TEXAS 77019
                                 (713) 834-2950
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------
                           CONTINENTAL AIRLINES, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                   4512                                  74-2099724
      (State or other jurisdiction             (Primary Standard Industrial                   (I.R.S. Employer
   of incorporation or organization)           Classification Code Number)                  Identification No.)

                            JEFFERY A. SMISEK, ESQ.
                           EXECUTIVE VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
                           CONTINENTAL AIRLINES, INC.
                         2929 ALLEN PARKWAY, SUITE 2010
                              HOUSTON, TEXAS 77019
                                 (713) 834-2950
 (Name, address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

                                    Copy to:

                                 SCOTT N. WULFE
                             VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                           HOUSTON, TEXAS 77002-6760
                                 (713) 758-2750
                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM       PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF              AMOUNT TO BE        OFFERING PRICE PER     AGGREGATE OFFERING         AMOUNT OF
     SECURITIES TO BE REGISTERED            REGISTERED           SENIOR NOTE(1)            PRICE(1)           REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
8 1/8% Senior Notes due 2008.........      $112,300,000               100%               $112,300,000             $33,129
---------------------------------------------------------------------------------------------------------------------------------
Guarantee of 8 1/8% Senior Notes due
  2008(2)............................      $112,300,000               N/A                    N/A                   N/A(3)
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee.
(2) Continental Airlines, Inc. has irrevocably and unconditionally guaranteed on a unsecured senior basis the 8 1/8% Senior Notes Due 2008 of Calair L.L.C. and Calair Capital Corporation.
(3) Pursuant to Rule 457(n), no separate fee is required to be paid in respect of guarantee of the 8 1/8% Senior Notes Due 2008, which is being registered concurrently.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY 31, 1998
PROSPECTUS

                                 CALAIR L.L.C.
                           CALAIR CAPITAL CORPORATION
                               OFFER TO EXCHANGE
                          8 1/8% SENIOR NOTES DUE 2008
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                FOR ALL OUTSTANDING 8 1/8% SENIOR NOTES DUE 2008

 PAYMENT FULLY AND UNCONDITIONALLY GUARANTEED ON AN UNSECURED, SENIOR BASIS BY

                           CONTINENTAL AIRLINES, INC.
        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME,
                     ON             , 1998, UNLESS EXTENDED
                             ---------------------

     Calair L.L.C. ("Calair"), a Delaware limited liability company and an indirect subsidiary of Continental Airlines, Inc. ("Continental" or the "Company"), a Delaware corporation, and Calair Capital Corporation ("Calair Capital" and, together with Calair, the "Issuers"), a Delaware corporation and a wholly owned subsidiary of Calair, hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal," and together with this Prospectus, the "Exchange Offer"), to exchange up to $112,300,000 aggregate principal amount of their 8 1/8% Senior Notes due 2008 (the "Exchange Notes"), which are fully and unconditionally guaranteed on an unsecured, senior basis by Continental and which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like principal amount of their outstanding 8 1/8% Senior Notes due 2008, which are fully and unconditionally guaranteed on an unsecured, senior basis by Continental (the "Old Notes"). The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Old Notes, except that the Exchange Notes do not contain terms with respect to transfer restrictions (other than transfer restrictions relating to certain Employee Retirement Income Security Act of 1974, as amended ("ERISA"), matters) or interest rate increases. The Exchange Notes will evidence the same debt as the Old Notes and will be issued under and be entitled to the benefits of the same Indenture (as defined herein). The Exchange Notes and the Old Notes are collectively referred to herein as the "Notes."

     The Notes are unsecured, senior obligations of the Issuers ranking pari passu in right of payment with all other existing and future unsecured and unsubordinated obligations of the Issuers. The Old Notes have been, and the New Notes will be upon original issue, fully and unconditionally guaranteed on an unsecured, senior basis by Continental (the "Parent Guarantee"). The Parent Guarantee is an unsecured, senior obligation of Continental ranking pari passu in right of payment with all other existing and future unsecured and unsubordinated obligations of Continental, and senior in right of payment to all existing and future obligations of Continental expressly subordinated in right of payment to the Parent Guarantee. The Notes and the Parent Guarantee are effectively subordinated in right of payment to any secured senior obligations of the Issuers and Continental, respectively, with respect to the assets of the Issuers and Continental, respectively, securing such

                                                  (Cover continued on next page)
                             ---------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 16 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE NOTES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED AND BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                             ---------------------

               The date of this Prospectus is             , 1998
obligations. The Notes and the Parent Guarantee are also effectively subordinated to all existing and future liabilities of the subsidiaries of the Issuers and Continental, respectively. As of March 31, 1998, Continental had $2.0 billion (including current maturities) of long-term debt and capital lease obligations on a consolidated basis of which approximately $1.4 billion was secured long-term debt and capital lease obligations of Continental and $146 million was long-term debt and capital lease obligations of Continental's subsidiaries, and on a pro forma basis giving effect to the issuance of the Old Notes, the Issuers would have had no indebtedness outstanding other than the Notes. The terms of the Notes and the Parent Guarantee do not limit the Issuers' or Continental's or any of their respective subsidiaries' ability to incur additional indebtedness or to mortgage or pledge any of their respective assets or to pay dividends or make other distributions on, or redeem or repurchase, capital stock. See "Capitalization" and "Description of the Notes -- Ranking."

     The Old Notes were sold by the Issuers on April 17, 1998 to the Initial Purchasers (as defined herein) in a transaction not registered under the Securities Act in reliance upon Section 4(2) of the Securities Act. The Old Notes were thereupon offered and sold by the Initial Purchasers only to "qualified institutional buyers" (as defined in Rule 144A under the Securities
Act) and to non-U.S. persons pursuant to offers and sales that occurred outside the United States within the meaning of Regulation S under the Securities Act, each of whom agreed to comply with certain transfer restrictions and other conditions. Accordingly, the Old Notes may not be offered, resold or otherwise transferred unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Issuers and the Company under the Registration Rights Agreement (as defined herein) entered into with the Initial Purchasers in connection with the offering of the Old Notes (the "Old Notes Offering").

     The Exchange Notes will bear interest at the rate of 8% per annum, payable semi-annually on April 1 and October 1 of each year, commencing October 1, 1998, to holders of record on the March 15 and September 15 immediately preceding such interest payment date. Holders of Exchange Notes of record on September 15, 1998 will receive interest on October 1, 1998 from the date of issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Old Notes from the date of issuance of the Old Notes, April 17, 1998, to the date of exchange thereof. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

     The Issuers and the Company will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the
date the Exchange Offer expires, which will be             , 1998 (30 calendar
days following the commencement of the Exchange Offer), unless the Exchange Offer is extended. Tenders of Old Notes may be at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date (as defined herein), unless previously accepted for exchange. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Issuers and the Company and to the terms and provisions of the Registration Rights Agreement. Old Notes may be tendered only in denominations of $1,000 principal amount and integral multiples thereof. The Issuers and the Company have agreed to pay the expenses of the Exchange Offer. See "The Exchange Offer."

     Based on interpretations of the Securities Act by the staff of the Securities and Exchange Commission (the "Commission" or "SEC"), as set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation, SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co. Incorporated, SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993) (collectively, the "Exchange Offer No-Action Letters"), the Issuers and the Company believe that the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a Participating Broker-Dealer (as defined below), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such Exchange Notes and have no arrangement with any person to participate in a distribution of such Exchange Notes. By tendering the Old Notes in exchange for Exchange Notes, each holder will represent to the Issuers or the Company that:

(i) it is not an affiliate of the Issuers or the Company (as defined in Rule 405 under the Securities Act) or a broker-dealer tendering Old Notes acquired directly from the Issuers or the Company for its own account; (ii) any Exchange Notes to be received by it will be acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such Exchange Notes and has no arrangement or understanding to participate in a distribution of the Exchange Notes. If a holder of Old Notes is an affiliate of the Issuers or the Company or is a broker-dealer who purchased Old Notes directly from the Issuers for its own account or is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer") must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. Pursuant to the Registration Rights Agreement, the Issuers and the Company have agreed that until the close of business 180 days after the Expiration Date they will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

     Neither the Issuers nor the Company will receive any proceeds from the Exchange Offer. No underwriter is being utilized in connection with the Exchange Offer.

     To the extent Old Notes are tendered and accepted in the Exchange Offer, the aggregate principal amount of Old Notes outstanding will decrease with a resulting decrease in the liquidity in the market for the Old Notes. Upon consummation of the Exchange Offer, holders of the Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not be entitled to certain rights under the Registration Rights Agreement and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity in the market for the Old Notes could be adversely affected.

     The Exchange Notes generally will be freely transferable (subject to the restrictions discussed elsewhere herein) but will be a new issue of securities for which there is not initially a market. Accordingly, no assurance is given as to the development or liquidity of or the trading market for the Exchange Notes. Chase Securities Inc., Credit Suisse First Boston and Morgan Stanley Dean Witter (the "Initial Purchasers") have advised the Issuers and Continental that they currently intend to make a market, if permitted by applicable laws and regulations, in the Exchange Notes; however, the Initial Purchasers are not obligated to do so, and any such market making may be discontinued at any time without notice. The Issuers do not intend to apply for a listing of the Exchange Notes, on any securities exchange or for their quotation through any automated dealer quotation system.

     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE ISSUERS OR THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM CONTINENTAL AIRLINES, INC., 2929 ALLEN PARKWAY, SUITE 2010, HOUSTON, TEXAS 77019, ATTENTION: SECRETARY, TELEPHONE (713) 834-2950. IN ORDER TO ENSURE TIMELY
DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY             , 1998.

     THIS PROSPECTUS INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS, INCLUDING, WITHOUT LIMITATION, STATEMENTS REGARDING THE FUTURE FINANCIAL POSITION OF THE ISSUERS OR CONTINENTAL, AS WELL AS CERTAIN OF THOSE RELATING TO TRANSACTIONS REGARDING OR WITH NORTHWEST AIRLINES, INC. ("NORTHWEST") ARE FORWARD-LOOKING STATEMENTS. ALTHOUGH EACH OF THE ISSUERS AND CONTINENTAL BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, NEITHER THE ISSUERS NOR CONTINENTAL CAN GIVE ANY ASSURANCE THAT SUCH EXPECTATIONS WILL BE CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH EXPECTATIONS ARE DISCLOSED UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS.

                             AVAILABLE INFORMATION

     This Prospectus constitutes part of a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Issuers and the Company with the Commission under the Securities Act. This Prospectus omits certain of the information set forth in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Issuers and the Company and the securities offered hereby. Statements contained herein concerning the provisions of contracts or other documents are not necessarily complete, and each such statement is qualified in its entirety by reference to the copy of the applicable contract or other document filed with the Commission. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the public reference facilities of the Commission described below.

     As a result of the Exchange Offer, Calair will become subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Calair Capital is not currently, and as a result of the Exchange Offer will not become, subject to the periodic reporting and other informational requirements of the Exchange Act. Information with respect to Calair Capital will be provided, to the extent required by the Commission, in the required filings made by Calair and Continental. Continental is subject to the informational requirements of the Exchange Act and in accordance therewith files periodic reports and other information with the Commission. Such reports and other information concerning Continental may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's Internet web site (http://www.sec.gov) which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, reports, proxy statements and other information concerning Continental may be inspected and copied at the offices of the New York Stock Exchange, Inc. ("NYSE"), 20 Broad Street, New York, New York 10005.

     While any Old Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3), each Issuer will make available, upon the request of any holder of an Old Note or a prospective purchaser thereof designated by such holder, such information as is specified in paragraph (d)(4) of Rule 144A, to such holder or prospective purchaser, in order to permit compliance by such holder with Rule 144A in connection with the resale of such Note by such holder unless, at the time of such request, the applicable Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act. Any such request should be directed to the Issuers c/o CALFINCO Inc., 2929 Allen Parkway, Suite 2010, Houston, Texas 77019, Attention: Secretary, telephone
(713) 834-2950.

     The Indenture provides that Continental will file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not Continental has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that Continental would be required to file if it were subject to Section 13 or 15 of the Exchange Act. Continental will also be required (a) to file with the Trustee copies of such reports and documents within 15 days after the date on which Continental files such reports and documents with the Commission or the date on which Continental would be required to file such reports and documents if Continental were so required, and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at Calair's cost copies of such reports and documents to any holder of Notes promptly upon written request. The Issuers will not be required to file, provide or furnish with or to any Person any report or information except as required by Section 13 or 15 of the Exchange Act and as described above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Continental with the Commission (File No. 0-9781) are hereby incorporated by reference in this Prospectus: (i) Continental's Annual Report on Form 10-K for the year ended December 31, 1997, filed on March 19, 1998, (ii) Continental's Current Reports on Form 8-K dated January 25, February 20, March 3, April 21, and July 30, 1998, and (iii) Continental's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

     All reports and any definitive proxy or information statements filed by Continental pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Exchange Offer hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Continental will provide without charge to any person to whom a copy of this Prospectus has been delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Continental Airlines, Inc., 2929 Allen Parkway, Suite 2010, Houston, Texas 77019, Attention:
Secretary, telephone (713) 834-2950. In order to ensure timely delivery of the
documents, any request should be made by             , 1998.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUERS, THE COMPANY OR THE EXCHANGE AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUERS OR THE COMPANY SINCE THE DATE HEREOF. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR BOTH TOGETHER, CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               PROSPECTUS SUMMARY

     The following summary information does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements, and the related notes thereto, included elsewhere or incorporated by reference in this Prospectus. As used in this Prospectus, the terms "Continental" and "Company" refer to Continental Airlines, Inc. and its subsidiaries, unless the context indicates otherwise.

                                  THE ISSUERS

     Calair, a Delaware limited liability company, was formed on March 31, 1998, for the purpose of acquiring certain takeoff and landing rights (collectively, the "Slots") at Chicago O'Hare Airport ("Chicago O'Hare"), Ronald Reagan Washington National Airport ("Washington National") and LaGuardia Airport ("LaGuardia") from Continental, pursuant to the Transaction (as defined herein). Upon the closing of the Transaction, the members in Calair consisted of CALFINCO Inc. ("Calfinco"), a wholly owned subsidiary of Continental, and Chase Equity Associates, L.P. ("CEA"), an affiliate of Chase Securities Inc., one of the Initial Purchasers. Upon the closing of the Transaction, Calfinco and CEA owned member interests in Calair of 76% and 24%, respectively. Pursuant to the Transaction, Calair acquired the Slots from Continental on April 17, 1998 and Continental leased the Slots back from Calair for a 10-year period. Calair Capital, a Delaware corporation and a wholly owned subsidiary of Calair, was formed specifically to effect the Old Notes Offering. The Notes are joint and several obligations of Calair and Calair Capital, although Calair received all the net proceeds of the Old Notes Offering, and are fully and unconditionally guaranteed by Continental. Calair Capital is a shell company with no operations. Consequently, financial statements of Calair Capital are not included in this Prospectus because they are not meaningful. The consolidated financial statements of Calair reflect the operations of the Issuers.

     The principal executive offices of Calair are located at 2929 Allen Parkway, Suite 2010, Houston, Texas 77019, and the telephone number is (713) 834-2950. The principal executive offices of Calair Capital are also located at 2929 Allen Parkway, Suite 2010, Houston, Texas 77019, and the telephone number is (713) 834-2950.

                                  CONTINENTAL

     Continental is a major United States air carrier engaged in the business of transporting passengers, cargo and mail. Continental is the fifth largest United States airline (as measured by revenue passenger miles for the first six months of 1998) and, together with its wholly owned subsidiaries, Continental Express, Inc. ("Express") and Continental Micronesia, Inc. ("CMI"), each a Delaware corporation, serves 193 airports worldwide. As of June 30, 1998, Continental flew to 131 domestic and 62 international destinations and offered additional connecting service through alliances with leading airlines.

  Recent Developments

     The Company recently announced its unaudited 1998 second quarter and year to date results of operations. The Company reported pre-tax income of $275 million for the second quarter of 1998, as compared to $208 million for the 1997 quarter, on operating revenue of $2.0 billion for the second quarter of 1998 as compared to $1.8 billion for the 1997 quarter. After taxes and a $4.0 million extraordinary charge, the Company reported net income of $163 million ($2.68 basic and $2.06 diluted earnings per share) for the second quarter of 1998 compared to $128 million ($2.22 basic and $1.63 diluted earnings per share) in the comparable period of 1997.

     The Company reported pre-tax income of $412 million for the first six months of 1998, as compared to $332 million for the 1997 period, on operating revenue of $3.9 billion for the first six months of 1998 as compared to $3.5 billion for the 1997 period. After taxes and a $4.0 million extraordinary charge, the Company reported net income of $244 million ($4.08 basic and $3.12 diluted earnings per share) for the first six months of 1998 compared to $202 million ($3.50 basic and $2.58 diluted earnings per share) in the comparable period of 1997. See "Continental -- Recent Developments."

     The principal executive offices of Continental are located at 2929 Allen Parkway, Suite 2010, Houston, Texas 77019, and the telephone number is (713) 834-2950.

                                THE TRANSACTION

     Continental sold the Slots to Calair for $151.1 million pursuant to the terms of a Sale Agreement (as defined herein) between Continental and Calair. The acquisition of the Slots was funded with a combination of debt and equity, which included $31.7 million in capital contributions from Calfinco, $10.0 million in capital contributions from CEA and the net proceeds of the Old Notes Offering. Continental and Calair executed a Slot Lease Agreement (as defined herein) pursuant to which Continental agreed to lease the Slots back from Calair for a 10-year period. Pursuant to the terms of a Redemption Option Agreement (as defined herein) between Calair and CEA, Calair has the right to redeem 50% of CEA's member interest (i.e., 12% of Calair) on April 17, 2003, the fifth anniversary of the closing date of the acquisition, and has the right to redeem all of CEA's member interest (either 12% of Calair if Calair has previously exercised its fifth anniversary redemption option, or 24% otherwise) upon the occurrence of certain events described in the Redemption Option Agreement and the Company Agreement (as defined herein) and on April 17, 2008, the tenth anniversary of the closing date of the acquisition of the Slots. The acquisition and lease of the Slots and the execution of the Transaction Documents (as defined herein) are collectively referred to herein as the "Transaction."

                               THE EXCHANGE OFFER

Exchange and Registration
  Rights Agreement.........  Pursuant to an Exchange and Registration Rights
                             Agreement among the Issuers, Continental and the Initial Purchasers (the "Registration Rights Agreement"), each of the Issuers and Continental have agreed for the benefit of the holders of the Notes, at no cost to such holders, either (i) to effect the Exchange Offer to exchange the Old Notes for the Exchange Notes issued by the Issuers, which have terms identical in all material respect to the Old Notes (except that the Exchange Notes do not contain terms with respect to transfer restrictions (other than transfer restrictions relating to certain ERISA matters) or interest rate increases as described below and the Exchange Notes are initially available only in book-entry form) or
                             (ii) (a) if any changes in law or applicable interpretations thereof by the staff of the Commission do not permit the Issuers to effect the Exchange Offer, (b) if for any other reason the registration statement filed in connection with an Exchange Offer (the "Exchange Offer Registration Statement") is not declared effective within 180 days after the closing date of the Old Notes Offering (the "Closing Date") or if the Exchange Offer is not consummated within 210 days after the Closing Date, (c) at the request of a holder (other than an Initial Purchaser) not eligible to participate in the Exchange Offer or (d) at the request of an Initial Purchaser under certain other circumstances described in the Registration Rights Agreement, to register the Notes for resale under the Securities Act through a shelf registration statement (the "Shelf Registration Statement"). In the event that neither an Exchange Offer Registration Statement nor a Shelf Registration Statement has been declared effective by the Commission (each, a "Registration Event") on or prior to the 210th day after the Closing Date, the interest rate per annum payable in respect of the Notes shall be increased by 0.50%, from and including such 210th day to but excluding the earlier of (i) the date on which a Registration Event occurs and (ii) the date on which all of the Notes otherwise become transferable by holders of the Notes (other than affiliates or former affiliates of the Issuers or Continental) without further registration under the Securities Act. If the Shelf Registration Statement (if filed) ceases to be effective at any time during the period specified by the Registration Rights Agreement for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate per annum payable in respect of the Notes shall be increased by 0.50% from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective (or, if earlier, the end of such period specified by the Registration Rights Agreement). The Registration Statement of which this Prospectus is a part constitutes the Exchange Offer Registration Statement. See "The Exchange Offer -- Terms of the Exchange Offer."

The Exchange Offer.........  Exchange Notes are being offered in exchange for an equal principal amount of Old Notes. As of the date hereof, $112,300,000 aggregate principal amount of Old Notes is outstanding. Old Notes may be tendered only in integral multiples of $1,000.

Resale of Exchange Notes...  Based on interpretations of the Securities Act by the staff of the Commission, as set forth in no-action letters issued to third parties, including the Exchange Offer No-Action Letters, the Issuers and the Company believe that the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a Participating Broker-Dealer), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such Exchange Notes and have no arrangement with any person to participate in a distribution of such Exchange Notes. By tendering the Old Notes in exchange for Exchange Notes, each holder will represent to the Issuers and the Company that: (i) it is not an affiliate of the Issuers or the Company (as defined under Rule 405 of the Securities Act) or a broker-dealer tendering Old Notes acquired directly from the Issuers or the Company for its own account; (ii) any Exchange Notes to be received by it were acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such Exchange Notes and has no arrangement or understanding to participate in a distribution of the Exchange Notes. If a holder of Old Notes is an affiliate of the Issuers or the Company or is a broker-dealer who purchased Old Notes directly from the Issuers for its own account or is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Issuers and the Company have agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, they will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution." To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the Exchange Notes prior to offering or selling such Exchange Notes. The Issuers and the Company have agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Exchange Notes for offer or sale under the securities or "blue sky" laws of such jurisdictions as may be necessary to permit the holders of Exchange Notes to trade Exchange Notes without any restrictions or limitations under the securities laws of the several states of the United States.

Consequences of Failure to
  Exchange Old Notes.......  Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Notes who do not exchange their Old Notes for Exchange Notes in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Notes, unless such Old Notes are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Issuers and the Company will have no obligation to
                             do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk
                             Factors -- Risk Factors Relating to the Issuers, the Exchange Notes and the Exchange Offer -- Consequences of Failure to Exchange" and "The Exchange Offer -- Terms of the Exchange Offer."

Expiration Date............  5:00 p.m., New York City time, on             ,
                             1998 (30 calendar days following the commencement of the Exchange Offer), unless the Exchange Offer is extended, in which case the term "Expiration
                             Date" means the latest date and time to which the Exchange Offer is extended.

Interest on the Exchange
  Notes....................  The Exchange Notes will accrue interest at the applicable per annum rate set forth on the cover page of this Prospectus, from the last date on which interest was paid on the Old Notes surrendered in exchange therefor or, if no interest has been paid, from the date of issuance of the Old Notes. Interest on the Exchange Notes is payable on April 1 and October 1 of each year.

Conditions to the Exchange
  Offer....................  The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by the Issuers and the Company. See "The Exchange Offer -- Certain Conditions to the Exchange Offer." Except for the requirements of applicable federal and state securities laws, there are no federal or state regulatory requirements to be complied with or obtained by the Issuers and the Company in connection with the Exchange Offer.

Procedures for Tendering
  Old Notes................  Each holder of Old Notes wishing to accept the
                             Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Notes to be exchanged and any other required documentation to the Exchange Agent (as defined herein) at the address set forth herein or effect a tender of Old Notes pursuant to the procedures for book-entry transfer as provided for herein. See "The Exchange Offer -- Procedures for Tendering" and "-- Book Entry Transfer."

Guaranteed Delivery
  Procedures...............  Holders of Old Notes who wish to tender their Old
                             Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes and a properly completed Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date may tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..........  Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date. To withdraw a tender of Old Notes, a written notice (telegram, telex, facsimile transmission or letter) of withdrawal must be received by the Exchange Agent at its address set forth herein under "The Exchange Offer -- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

Acceptance of Old Notes and
  Delivery of Exchange
  Notes....................  Subject to certain conditions, any and all Old
                             Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer."

Tax Considerations.........  The exchange of Exchange Notes for Old Notes should not be a sale or exchange or otherwise a taxable event for federal income tax purposes. See "Tax Considerations."

Exchange Agent.............  Bank One, N.A. is serving as exchange agent (the
                             "Exchange Agent") in connection with the Exchange Offer.

Fees and Expenses..........  All expenses incident to the consummation of the
                             Exchange Offer and compliance with the Registration Rights Agreement will be borne by the Issuers and the Company. See "The Exchange Offer -- Fees and Expenses."

Use of Proceeds............  There will be no proceeds payable to the Issuers or
                             Continental from the issuance of the Exchange Notes pursuant to the Exchange Offer. The net proceeds from the Old Notes Offering (approximately $110 million), together with capital contributions from Calfinco and CEA, were used by Calair to purchase the Slots from Continental in connection with the

                             Transaction. Continental used the proceeds from the sale of the Slots for general corporate purposes. See "The Private Placement and Use of Proceeds."

                       SUMMARY OF TERMS OF EXCHANGE NOTES

     The Exchange Offer relates to the exchange of up to $112,300,000 aggregate principal amount of Old Notes for up to an equal aggregate principal amount of Exchange Notes. The Exchange Notes will be entitled to the benefits of the same Indenture that governs the Old Notes and will govern the Exchange Notes. The form and terms of the Exchange Notes are the same in all material respects as the form and terms of the Old Notes, except that the Exchange Notes do not contain terms with respect to transfer restrictions (other than transfer restrictions relating to certain ERISA matters) or interest rate increases. See "Description of the Notes."

Issuers....................  Calair L.L.C. and Calair Capital Corporation.

Securities Offered.........  $112,300,000 principal amount of 8 1/8% Senior
                             Notes due 2008.

Maturity Date..............  April 1, 2008.

Interest Payment Dates.....  April 1 and October 1, commencing on October 1,
                             1998.

Sinking Fund...............  None.

Mandatory Redemption.......  None.

Optional Redemption........  The Notes are redeemable at the option of the
                             Issuers, in whole or in part, at any time and from time to time, on not less than 20 nor more than 60 days' prior notice, at a redemption price equal to the sum of (i) the principal amount thereof on the redemption date, (ii) accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date), plus (iii) a Make-Whole Premium, if any. See "Description of the Notes -- Redemption."

Parent Guarantee...........  Continental has fully and unconditionally guaranteed, pursuant to the Indenture, the due and punctual payment of the principal of, premium, if any, and interest on, the Notes when the same shall become due, whether by acceleration or otherwise. See "Description of the Notes -- Parent Guarantee."

Ranking....................  The Notes are unsecured, senior obligations of the
                             Issuers ranking pari passu in right of payment with all other existing and future unsecured and unsubordinated obligations of the Issuers. The Parent Guarantee is an unsecured, senior obligation of Continental ranking pari passu in right of payment with all other existing and future unsecured and unsubordinated obligations of Continental, and senior in right of payment to all existing and future obligations of Continental expressly subordinated in right of payment to the Parent Guarantee. The Notes and the Parent Guarantee are effectively subordinated in right of payment to any secured senior obligations of the Issuers and Continental, respectively, with respect to the assets of the Issuers and Continental, respectively, securing such obligations. The Notes and the Parent Guarantee are effectively subordinated to all existing and future liabilities of the subsidiaries of the Issuers and Continental, respectively. As of March 31, 1998, Continental had $2.0 billion (including current maturities) of long-term debt and capital lease obligations on a consolidated basis of which approximately $1.4 billion was secured long-term debt and capital lease obligations of Continental and $146 million was long-term debt and capital lease obligations of Continental's subsidiaries, and on a pro forma basis giving effect to the issuance of the Old Notes, the Issuers would have had no indebtedness outstanding other than the Notes. See "Description of the Notes -- Ranking."

Absence of a Public
  Market...................  The Exchange Notes generally will be freely transferable (subject to the restrictions discussed elsewhere herein) but will be a new issue of securities for which there is not initially a market. Accordingly, no assurance is given as to the development or liquidity of or the trading market for the Exchange Notes. The Initial Purchasers have advised the Issuers and Continental that they currently intend to make a market, if permitted by applicable laws and regulations, in the Exchange Notes; however, the Initial Purchasers are not obligated to do so, and any such market making may be discontinued at any time without notice. The Issuers do not intend to apply for a listing of the Exchange Notes, on any securities exchange or for their quotation through any automated dealer quotation system.

                                  RISK FACTORS

     For a discussion of risk factors that prospective holders of the Exchange Notes should consider carefully before tendering their Old Notes in the Exchange Offer, see "Risk Factors" beginning on page 16.

              SUMMARY FINANCIAL AND OPERATING DATA OF CONTINENTAL

     The following tables summarize certain consolidated financial data and certain operating data with respect to Continental. The following selected consolidated financial data for the three months ended March 31, 1998 and 1997 are derived from the unaudited consolidated financial statements of Continental incorporated by reference in this Prospectus. The following selected consolidated financial data for the years ended December 31, 1997, 1996 and 1995 are derived from the audited consolidated financial statements of Continental incorporated by reference in this Prospectus. Continental's selected consolidated financial data should be read in conjunction with, and are qualified in their entirety by reference to, such consolidated financial statements, including the notes thereto.

                                                                THREE MONTHS
                                                                    ENDED
                                                                  MARCH 31,          YEAR ENDED DECEMBER 31,
                                                              -----------------   -----------------------------
                                                              1998(1)   1997(1)   1997(1)   1996(1)     1995(1)
                                                              -------   -------   -------   -------     -------
                                                                 (UNAUDITED)
                                                               (IN MILLIONS, EXCEPT PER SHARE DATA AND RATIOS)
Financial Data -- Operations:
  Operating Revenue.........................................  $1,854    $1,698    $7,213    $6,360      $5,825
  Operating Expenses........................................   1,704     1,552     6,497     5,835(2)    5,440(3)
                                                              ------    ------    ------    ------      ------
  Operating Income..........................................     150       146       716       525         385
  Nonoperating Expense, net.................................     (13)      (22)      (76)      (97)        (75)(4)
                                                              ------    ------    ------    ------      ------
  Income before Income Taxes, Minority Interest and
    Extraordinary Loss......................................     137       124       640       428         310
  Net Income................................................  $   81    $   74    $  385    $  319      $  224
                                                              ======    ======    ======    ======      ======
  Earnings per Common Share.................................  $ 1.38    $ 1.28    $ 6.65    $ 5.75      $ 4.07
                                                              ======    ======    ======    ======      ======
  Earnings per Common Share Assuming Dilution...............  $ 1.06    $  .96    $ 4.99    $ 4.17      $ 3.37
                                                              ======    ======    ======    ======      ======
  Ratio of Earnings to Fixed Charges(5).....................    1.83      1.88      2.07      1.81        1.53

                                                               THREE MONTHS
                                                                   ENDED
                                                                 MARCH 31,        YEAR ENDED DECEMBER 31,
                                                              ---------------   ---------------------------
                                                               1998     1997     1997     1996        1995
                                                              ------   ------   ------   ------      ------
                                                                (UNAUDITED)
Operating Data (Jet Operations Only)(6):
  Revenue passenger miles (millions)(7).....................  12,072   10,891   47,906   41,914      40,023
  Available seat miles (millions)(8)........................  17,523   15,832   67,576   61,515      61,006
  Passenger load factor(9)..................................    68.9%    68.8%    70.9%    68.1%       65.6%
  Breakeven passenger load factor(10).......................    60.6%    59.0%    60.0%    60.7%(13)   60.8%
  Passenger revenue per available seat mile (cents)(11).....    9.12     9.29     9.19     8.93        8.20
  Operating cost per available seat mile (cents)(12)........    9.14     9.27     9.07     8.77(13)    8.36
  Average yield per revenue passenger mile (cents)(14)......   13.23    13.51    12.96    13.10       12.51
  Average length of aircraft flight (miles).................   1,015      925      967      896         836

                                                                              DECEMBER 31,
                                                               MARCH 31,    ----------------
                                                                 1988        1997      1996
                                                              -----------   ------    ------
                                                              (UNAUDITED)
                                                                 (IN MILLIONS OF DOLLARS)
Financial Data -- Balance Sheet:
Assets:
  Cash and Cash Equivalents, including restricted cash and
    cash equivalents of
    $16, $15 and $76, respectively(15)......................    $  669      $1,025    $1,061
  Short-term Investments....................................       184          --        --
  Other Current Assets......................................       823         703       573
        Total Property and Equipment, Net...................     2,574       2,225     1,596
  Routes, Gates and Slots, Net..............................     1,410       1,425     1,473
  Other Assets, Net.........................................       305         452       503
                                                                ------      ------    ------
        Total Assets........................................    $5,965      $5,830    $5,206
                                                                ======      ======    ======
Liabilities and Stockholders' Equity:
  Current Liabilities.......................................    $2,346      $2,285    $2,104
  Long-Term Debt and Capital Leases.........................     1,721       1,568     1,624
  Deferred Credits and Other Long-Term Liabilities..........       674         819       594
  Minority Interest(16).....................................        --          --        15
  Continental-Obligated Mandatorily Redeemable Preferred
    Securities of Subsidiary Trust Holding Solely
    Convertible Subordinated Debentures(17).................       242         242       242
  Redeemable Preferred Stock(18)............................        --          --        46
  Common Stockholders' Equity...............................       982         916       581
                                                                ------      ------    ------
        Total Liabilities and Stockholders' Equity..........    $5,965      $5,830    $5,206
                                                                ======      ======    ======


                                          (See footnotes on the following page.)

---------------

 (1) No cash dividends were paid on common stock during the periods shown.

 (2) Includes a $128 million fleet disposition charge recorded in 1996 associated primarily with the Company's decision to accelerate the replacement of its DC-9-30, DC-10-10, 727-200, 737-100, and 737-200
     aircraft. In connection with its decision to accelerate the replacement of such aircraft, the Company wrote down its Stage 2 aircraft inventory, that is not expected to be consumed through operations, to its estimated fair value and recorded a provision for costs associated with the return of leased aircraft at the end of their respective lease terms.

 (3) Includes a $20 million cash payment in 1995 by the Company in connection with a 24-month collective bargaining agreement entered into by the Company and the Independent Association of Continental Pilots.

 (4) Includes a pre-tax gain of $108 million ($30 million after tax) on the series of transactions by which the Company and its subsidiary, Continental CRS Interests, Inc., transferred certain assets and liabilities relating to the computerized reservation business of such subsidiary to a newly-formed limited liability company and the remaining assets and liabilities were sold.

 (5) For purposes of calculating this ratio, earnings consist of earnings before taxes, minority interest and extraordinary loss plus interest expense (net of capitalized interest), the portion of rental expense representative of interest expense and amortization on previously capitalized interest. Fixed charges consist of interest expense and the portion of rental expense representative of interest expense. For the periods January 1, 1993 through April 27, 1993 and April 28, 1993 through December 31, 1993 and for the year ended December 31, 1994, earnings were not sufficient to cover fixed charges. Additional earnings of $979 million, $60 million and $667 million, respectively, would have been required to achieve ratios of earnings to fixed charges of 1.0. Calair and Calair Capital were formed on March 31, 1998 and therefore, there is no ratio of earnings to fixed charges for Calair or Calair Capital.

 (6) Includes operating data for CMI, but does not include operating data for Express' regional jet operations or turboprop operations.

 (7) The number of scheduled miles flown by revenue passengers.

 (8) The number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.

 (9) Revenue passenger miles divided by available seat miles.

(10) The percentage of seats that must be occupied by revenue passengers in order for the airline to break even on an income before income taxes basis, excluding nonrecurring charges, nonoperating items and other special items.

(11) Passenger revenue divided by available seat miles.

(12) Operating expenses divided by available seat miles.

(13) Excludes a $128 million fleet disposition charge. See Note (2) for description of the fleet disposition charge.

(14) The average revenue received for each mile a revenue passenger is carried.

(15) Restricted cash and cash equivalents agreements relate primarily to workers' compensation claims and the terms of certain other agreements.

(16) In July 1997, the Company purchased the minority interest holder's 9% interest in Air Micronesia, Inc., the parent of CMI.

(17) The sole assets of such Trust are convertible subordinated debentures, with an aggregate principal amount of $249 million, which bear interest at the rate of 8 1/2% per annum and mature on December 1, 2020. Upon repayment, the Continental-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust will be mandatorily redeemed.

(18) Continental redeemed for cash all of the outstanding shares of its Series A 12% Cumulative Preferred Stock in 1997.

                                  RISK FACTORS

     Prospective holders of the Exchange Notes should consider carefully the following factors as well as the other information and data included in this Prospectus before tendering their Old Notes in the Exchange Offer.

RISK FACTORS RELATING TO CONTINENTAL

  Leverage and Liquidity

     Continental is more leveraged and has significantly less liquidity than certain of its competitors, several of whom have substantial available lines of credit and/or significant unencumbered assets. Accordingly, Continental may be less able than certain of its competitors to withstand a prolonged recession in the airline industry and may not have as much flexibility to respond to changing economic conditions or to exploit new business opportunities.

     As of March 31, 1998, Continental had approximately $2.0 billion (including current maturities) of long-term debt and capital lease obligations and had approximately $1.2 billion of Continental-obligated mandatorily redeemable preferred securities of subsidiary trust and common stockholders' equity. Subsequent to their issuance in April 1998, the Old Notes have been reflected as indebtedness on Continental's consolidated balance sheet due to Continental's 76% ownership interest in Calair. Common stockholders' equity reflects the adjustment of Continental's balance sheet and the recording of assets and liabilities at fair market value as of April 27, 1993 in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7-- "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"). As of March 31, 1998, Continental had $653 million in cash and cash equivalents (excluding restricted cash and cash equivalents of $16 million) and $184 million in short-term investments. Continental has significant encumbered assets.

     For 1997, Continental incurred cash expenditures under operating leases relating to aircraft of approximately $626 million, compared to $568 million for 1996, and $236 million relating to facilities and other rentals, compared to $210 million in 1996. Continental expects that its operating lease expenses for 1998 will increase over 1997 amounts. In addition, Continental has capital requirements relating to compliance with regulations that are discussed below. See "-- Risk Factors Relating to the Airline Industry -- Regulatory Matters."

     As of July 17, 1998, Continental had firm commitments with The Boeing Company ("Boeing") to take delivery of a total of 132 jet aircraft during the years 1998 through 2005 with options for an additional 61 aircraft (exercisable subject to certain conditions). These new aircraft will replace older, less efficient Stage 2 aircraft and allow for growth of operations. The estimated aggregate cost of the Company's firm commitments for the Boeing aircraft is approximately $5.9 billion. As of July 17, 1998, Continental had completed or had third-party commitments for a total of approximately $982 million in financing for its future Boeing deliveries, and had commitments or letters of intent from various sources for backstop financing for approximately one-third of the anticipated remaining acquisition cost of such Boeing deliveries. The Company currently plans on financing the new Boeing aircraft with a combination of enhanced equipment trust certificates, lease equity and other third-party financing, subject to availability and market conditions. However, further financing will be needed to satisfy the Company's capital commitments for other aircraft and aircraft-related expenditures such as engines, spare parts, simulators and related items. There can be no assurance that sufficient financing will be available for all aircraft and other capital expenditures not covered by firm financing commitments. Deliveries of new Boeing aircraft are expected to increase aircraft rental, depreciation and interest costs while generating cost savings in the areas of maintenance, fuel and pilot training. The Company has experienced certain delays in delivery of new Boeing aircraft, due to production delays at Boeing. Although the Company has thus far been able to manage the capacity constraints caused by such delays by extending leases on other aircraft leased by the Company, there can be no assurance that additional delivery delays will not adversely affect the Company's operations.

     As of July 17, 1998, Express had firm commitments for 22 Embraer ERJ-145 ("ERJ-145") regional jets and a letter of intent to purchase 25 ERJ-135 regional jets, with options for an additional 150 ERJ-145 and 50

ERJ-135 aircraft exercisable through 2008. Neither Express nor Continental will have any obligation to take any such aircraft that are not financed by a third party and leased to the Company. The Company expects to account for all of these aircraft as operating leases.

  Continental's History of Operating Losses

     Although Continental recorded net income of $81 million in the first quarter of 1998, $385 million in 1997, $319 million in 1996 and $224 million in 1995, it had experienced significant operating losses in the previous eight years. In the long term, Continental's viability depends on its ability to sustain profitable results of operations.

  Aircraft Fuel

     Since fuel costs constitute a significant portion of Continental's operating costs (approximately 11.2% for the three months ended March 31, 1998 and 13.6% for the year ended December 31, 1997), significant changes in fuel costs would materially affect Continental's operating results. Fuel prices continue to be susceptible to international events, and Continental cannot predict near or longer-term fuel prices. Historically, the Company has entered into petroleum call options to provide some short-term protection against a sharp increase in jet fuel prices. In light of declining fuel prices and the high cost of call options with strike prices at spreads above current prices normally purchased by the Company, the Company's petroleum call option contracts currently provide protection only against significantly higher fuel prices with respect to approximately three months of the Company's fuel needs, in the event of a fuel supply shortage resulting from a disruption of oil imports or otherwise.

  Labor Matters

     In June 1998, a five-year collective bargaining agreement, retroactive to October 1997, was ratified by the Continental pilots, who are represented by the Independent Association of Continental Pilots ("IACP"). The agreement becomes amendable in October 2002. The Company began accruing for the increased costs of the new agreement in the fourth quarter of 1997. The Company estimates that the increased costs for the Continental pilots will be approximately $113 million for 1998. Also in June 1998, the pilots at Express, who are also represented by the IACP, rejected a new five-year agreement which had been submitted to them for ratification. The parties will resume bargaining with respect to a revised Express contract with the assistance of the National Mediation Board in the third quarter of 1998. While it is not possible to predict the outcome of those negotiations, the Company does not believe they will have a material financial impact on the Company. The Company's dispatchers, represented by the Transport Workers' Union ("TWU"), ratified a new five-year collective bargaining agreement in June 1998. The agreement becomes amendable in October 2003. Collective bargaining negotiations, which began in the fall of 1997, are ongoing with the International Brotherhood of Teamsters for an initial collective bargaining agreement covering Continental's mechanics and related employees. While it is not possible to predict the outcome of those negotiations, the Company does not believe they will have a material financial impact on the Company. In September 1997, Continental announced that it intends to bring all employees to industry standard wages (the average of the top ten air carriers as ranked by the DOT, excluding Continental) within 36 months. The announcement further stated that wage increases will be phased in over the 36-month period as revenue, interest rates and rental rates reach industry standards. Continental estimates that the increased wages will aggregate approximately $500 million over the 36-month period.

  Certain Tax Matters

     At December 31, 1997, Continental had estimated net operating loss carryforwards ("NOLs") of $1.7 billion for federal income tax purposes that will expire through 2009 and federal investment tax credit carryforwards of $45 million that will expire through 2001. As a result of the change in ownership of Continental on April 27, 1993, the ultimate utilization of Continental's NOLs and investment tax credits will be limited. Reflecting this possible limitation, Continental has recorded a valuation allowance of $617 million at December 31, 1997.

     Continental had, as of December 31, 1997, deferred tax assets aggregating $1.1 billion, including $631 million of NOLs. Realization of a substantial portion of the Company's remaining NOLs required the completion by April 27, 1998 of transactions resulting in recognition of built-in gains for federal income tax purposes. The Company consummated several such transactions resulting in the elimination of reorganization value in excess of amounts allocable to identifiable assets. In addition, the deferred tax asset related to these NOLs and the related valuation allowance (each totaling $164 million) were eliminated in the first quarter of 1998. To the extent the Company were to determine in the future that additional NOLs of the Company's predecessor could be recognized in the Company's consolidated financial statements, such benefit would reduce other intangibles.

     As a result of NOLs, the Company will not pay United States federal income taxes (other than alternative minimum tax) until it has recorded approximately an additional $515 million of taxable income following December 31, 1997.
Section 382 of the Internal Revenue Code ("Section 382") imposes limitations on a corporation's ability to utilize NOLs if it experiences an "ownership change." In general terms, an ownership change may result from transactions increasing the ownership of certain stockholders in the stock of a corporation by more than 50 percentage points over a three-year period. Based on information currently available, the Company does not believe that the Air Partners Transaction (as defined herein) will result in an ownership change for purposes of Section 382.

  Continental Micronesia

     Because the majority of CMI's traffic originates in Japan, its results of operations are substantially affected by the Japanese economy and changes in the value of the yen as compared to the dollar. Appreciation of the yen against the dollar during 1994 and 1995 increased CMI's profitability, while the decline of the yen against the dollar, that began in 1996 and has continued through the first six months of 1998, has reduced CMI's profitability. As a result of increased fuel costs in 1996 and 1997 and the continued weakness of the yen against the dollar and a weak Japanese economy, CMI's operating earnings have declined significantly since 1995 and are not expected to improve materially absent a significant improvement in the Japanese economy and the yen exchange rate.

     To reduce the potential negative impact on CMI's dollar earnings, CMI, from time to time, purchases average rate options as a hedge against a portion of its expected net yen cash flow position. Such options historically have not had a material effect on Continental's results of operations or financial condition. Any significant and sustained decrease in traffic or yields (including due to the value of the yen) to and from Japan could materially adversely affect Continental's consolidated profitability.

  Principal Stockholder

     As of June 30, 1998, Air Partners, L.P. ("Air Partners") held approximately 14% of the common equity interest and 51% of the general voting power of the Company, having exercised its remaining warrants in April 1998. Various provisions in the Company's Certificate of Incorporation and Bylaws currently provide Air Partners with the right to elect one-third of the directors in certain circumstances; these provisions could have the effect of delaying, deferring or preventing a change in the control of the Company. On January 26, 1998, the Company announced that Air Partners had entered into an agreement to dispose of its interest in the Company to an affiliate of Northwest.

  Risks Regarding Continental/Northwest Alliance

     On January 26, 1998, the Company and Northwest announced a long-term global alliance (the "Northwest Alliance") involving schedule coordination, frequent flyer reciprocity, executive lounge access, airport facility coordination, code-sharing, the formation of a joint venture among the two carriers and KLM Royal Dutch Airlines ("KLM") with respect to their respective trans-Atlantic services, cooperation regarding other alliance partners of the two carriers and regional alliance development, certain coordinated sales programs, preferred reservations displays and other activities.

     Successful implementation of the alliance and the achievement and timing of the anticipated synergies by the Company are subject to certain risks and uncertainties, some of which are beyond the control of the Company, including
(a) competitive pressures, including developments with respect to existing and potential future competitive alliances; (b) customer perception of and acceptance of the alliance, including product differences and benefits provided;
(c) whether the Northwest pilots approve those aspects of the alliance requiring their approval, and the timing thereof; (d) potential adverse developments with respect to regional economic performance; (e) costs or difficulties in implementing the alliance being greater than expected, including those caused by the Company's or Northwest's workgroups; (f) contractual impediments to the implementation by the Company of certain aspects of the alliance; and (g) non-approval or delay by regulatory authorities or possible adverse regulatory decisions or changes. There can be no assurance that the alliance will be fully and timely implemented or continued, or that the anticipated synergies will not be delayed or will be achieved.

     At July 30, 1998, the alliance between Continental and Northwest continues to be reviewed by the Department of Justice and the Department of Transportation, and the parties have provided additional information to both reviewing agencies. Continental cannot predict the timing or outcome of these governmental processes.

  Corporate Governance Agreement

     The Company announced on January 26, 1998 that Air Partners, the holder of approximately 14% of the Company's equity and approximately 51% of its voting power (after giving effect to the exercise of warrants), had entered into an agreement to dispose of its interest in the Company to an affiliate of Northwest (the "Air Partners Transaction"). In connection with the Air Partners Transaction, the Company has entered into a corporate governance agreement with certain affiliates of Northwest, designed to assure the independence of the Company's board of directors and management during the six-year period of the governance agreement. During the term of the governance agreement, the securities of the Company beneficially owned by Northwest and its affiliates will be deposited into a voting trust and generally voted as recommended by the Company's board of directors (a majority of whom must be independent directors as defined in the agreement) or in the same proportion as the votes cast by other holders of the Company's voting securities. However, pursuant to the governance agreement, those shares may be voted as directed by the Northwest affiliate in connection with certain matters, including with respect to mergers and certain other change in control matters and the issuance of capital stock representing in excess of 20% of the voting power of the Company prior to issuance requiring a stockholder vote. In addition, in connection with the election of directors, those shares shall be voted for the election of the independent directors; provided that with respect to elections of directors in respect of which any person other than the Company is soliciting proxies, the shares may be voted, at the election of Northwest's affiliate, either as recommended by the Company's board of directors or in the same proportion as the votes cast by other holders of the Company's voting securities. As a result of the provisions of the corporate governance agreement, the ability of the Company to engage in a change in control transaction other than with Northwest or an affiliate thereof, or to issue significant amounts of capital stock under certain circumstances, is limited.

  Shareholder Litigation

     Following the announcement of the Northwest Alliance, the Air Partners Transaction and the related corporate governance agreement between the Company and certain affiliates of Northwest (collectively, the "Northwest Transaction"), to the Company's knowledge as of July 30, 1998, six separate lawsuits were filed against the Company and its Directors and certain other parties (the "Shareholder Litigation"). The complaints in the Shareholder Litigation, which were filed in the Court of Chancery of the State of Delaware in and for New Castle County and seek class certification, and which have been consolidated under the caption In re Continental Airlines, Inc. Shareholder Litigation, generally allege that the Company's Directors improperly accepted the Northwest Transaction in violation of their fiduciary duties owed to the public shareholders of the Company. They further allege that Delta Air Lines, Inc. submitted a proposal to purchase the Company which, in the plaintiffs' opinion, was superior to the Northwest Transaction. The Shareholder

Litigation seeks, inter alia, to enjoin the Northwest Transaction and the award of unspecified damages to the plaintiffs.

     While there can be no assurance that the Shareholder Litigation will not result in a delay in the implementation of any aspect of the Northwest Transaction, or the enjoining of the Northwest Transaction, the Company believes the Shareholder Litigation to be without merit and intends to defend it vigorously.

RISK FACTORS RELATING TO THE AIRLINE INDUSTRY

  Industry Conditions and Competition

     The airline industry is highly competitive and susceptible to price discounting. Continental has in the past both responded to discounting actions taken by other carriers and initiated significant discounting actions itself. Continental's competitors include carriers with substantially greater financial resources (and in certain cases, lower cost structures), as well as smaller carriers with lower cost structures. Airline profit levels are highly sensitive to, and during recent years have been severely impacted by, changes in fuel costs, fare levels (or "average yield") and passenger demand. Passenger demand and yields have been affected by, among other things, the general state of the economy, international events and actions taken by carriers with respect to fares. From 1990 to 1993, these factors contributed to the domestic airline industry's incurring unprecedented losses. Although fare levels have increased subsequently, significant industry-wide discounts could be reimplemented at any time, and the introduction of broadly available, deeply discounted fares by a major United States airline would likely result in lower yields for the entire industry and could have a material adverse effect on the Company's operating results.

     The airline industry has consolidated in past years as a result of mergers and liquidations and may further consolidate in the future. Among other effects, such consolidation has allowed certain of Continental's major competitors to expand (in particular) their international operations and increase their market strength. Furthermore, the emergence in recent years of several new carriers, typically with low cost structures, has further increased the competitive pressures on the major United States airlines. In many cases, the new entrants have initiated or triggered price discounting. Aircraft, skilled labor and gates at most airports continue to be readily available to start-up carriers. Competition with new carriers or other low cost competitors on Continental's routes could negatively impact Continental's operating results.

  Regulatory Matters

     In the last several years, the United States Federal Aviation Administration (the "FAA") has issued a number of maintenance directives and other regulations relating to, among other things, retirement of older aircraft, security measures, collision avoidance systems, airborne windshear avoidance systems, noise abatement, commuter aircraft safety and increased inspections and maintenance procedures to be conducted on older aircraft. Continental expects to continue incurring expenses for the purpose of complying with the FAA's noise, aging aircraft and other regulations. In addition, several airports have recently sought to increase substantially the rates charged to airlines, and the ability of airlines to contest such increases has been restricted by federal legislation, the Department of Transportation ("DOT") regulations and judicial decisions.

     Management believes that Continental benefitted significantly from the expiration of the aviation trust fund tax (the "ticket tax") on December 31, 1995. The ticket tax was reinstated on August 27, 1996, expired again on December 31, 1996 and was reinstated again on March 7, 1997. In July 1997, Congress passed tax legislation reimposing and significantly modifying the ticket tax. The legislation includes the imposition of new excise tax and segment fee tax formulas to be phased in over a multi-year period, an increase in the international departure tax and the imposition of a new arrivals tax, and the extension of the ticket tax to cover items such as the sale of frequent flyer miles. Management believes that the ticket tax has a negative impact on the Company, although neither the amount of such negative impact directly resulting from the reimposition of the ticket tax, nor the benefit previously realized by its expiration, can be precisely determined.

     Additional laws and regulations have been proposed from time to time that could significantly increase the cost of airline operations by imposing additional requirements or restrictions on operations. Laws and regulations have also been considered that would prohibit or restrict the ownership and/or transfer of airline routes or takeoff and landing slots. Also, the availability of international routes to United States carriers is regulated by treaties and related agreements between the United States and foreign governments that are amendable. Continental cannot predict what laws, regulations and amendments may be adopted or their impact, and there can be no assurance that laws, regulations and amendments currently proposed or enacted in the future will not adversely affect Continental.

  Seasonal Nature of Airline Business

     Due to the greater demand for air travel during the summer months, revenue in the airline industry in the third quarter of the year is generally significantly greater than revenue in the first quarter of the year and moderately greater than revenue in the second and fourth quarters of the year for the majority of air carriers. Continental's results of operations generally reflect this seasonality, but have also been impacted by numerous other factors that are not necessarily seasonal, including the extent and nature of competition from other airlines, fare wars, excise and similar taxes, changing levels of operations, fuel prices, foreign currency exchange rates and general economic conditions.

  Year 2000

     The Company uses a significant number of computer software programs and embedded operating systems that are essential to its operations. As a result, the Company implemented a Year 2000 project in early 1997 to ensure that the Company's computer systems will function properly in the year 2000 and thereafter. The Company anticipates completing its Year 2000 project in early 1999 and believes that, with modifications to its existing software and systems and/or conversions to new software, the Year 2000 issue will not pose significant operational problems for its computer systems.

     The Company has also initiated communications with its significant suppliers and vendors with which its systems interface and exchange data or upon which its business depends. The Company is coordinating efforts with these parties to minimize the extent to which its business will be vulnerable to their failure to remediate their own Year 2000 issues. The Company's business is also dependent upon certain governmental organizations or entities such as the Federal Aviation Administration ("FAA") that provide essential aviation industry infrastructure. There can be no assurance that the systems of such third parties on which the Company's business relies (including those of the FAA) will be modified on a timely basis. The Company's business, financial condition or results of operations could be materially adversely affected by the failure of its systems or those operated by other parties to operate properly beyond 1999. To the extent possible, the Company will be developing and executing contingency plans designed to allow continued operation in the event of failure of the Company's or third parties' systems.

     The total cost (excluding internal payroll costs) of the Company's Year 2000 project is currently estimated at $12 million and will be funded through cash from operations. The cost of the Company's Year 2000 project is limited by the substantial outsourcing of its systems and the significant implementation of new systems following its emergence from bankruptcy in 1993. The costs of the Company's Year 2000 project and the date on which the Company believes it will be completed are based on management's best estimates and include assumptions regarding third-party modification plans. However, in particular due to the potential impact of third-party modification plans, there can be no assurance that these estimates will be achieved and actual results could differ materially from those anticipated.

RISK FACTORS RELATING TO THE ISSUERS, THE EXCHANGE NOTES AND THE EXCHANGE OFFER

  No Operating History; Limited Purpose; Limited Income

     At the time of the Old Notes Offering, the Issuers were newly formed special purpose entities with no prior operating history. The Company Agreement limits the business of Calair to leasing and/or selling the Slots, managing, protecting and conserving the Slots and other Calair property, performing and complying with the Transaction Documents, owning the stock of Calair Capital and activities related or incidental thereto or otherwise permitted under the Company Agreement. Calair Capital was formed by Calair specifically to effect the Old Notes Offering, acting as agent for Calair, and does not have any material assets or conduct operations of its own. The sole sources of revenue for Calair are rental payments received by Calair from Continental under the Slot Lease Agreement and proceeds from the sale of any of the Slots that may be sold in the future. See "The Transaction." Consequently, Calair's ability to make payments of interest on the Notes in the amounts and on the dates contemplated herein depends upon the receipt by Calair of payments under the Slot Lease Agreement. Regular rental payments under the Slot Lease Agreement will not be sufficient to enable Calair to repay the principal of the Notes upon maturity. At maturity of the Notes, it is anticipated that Calfinco will make a voluntary capital contribution to Calair to fund repayment of the principal of the Notes. However, Calfinco is under no obligation under the Company Agreement to do so. If Calfinco does not make such a capital contribution in an amount equal to the principal balance of the Notes prior to maturity and Calair is not otherwise able to pay the Notes, Continental will be obligated to make payment under the Parent Guarantee with respect to the Notes. Therefore, purchasers of the Notes should rely on Continental's payments under the Slot Lease Agreement and the Parent Guarantee for payments of interest, principal and other amounts due under the Notes.

  Absence of Certain Covenants

     The terms of the Notes and the Parent Guarantee do not limit the Issuers' or Continental's or any of their respective subsidiaries' ability to incur additional indebtedness, to mortgage or pledge any of their respective assets, to sell assets or to pay dividends or make other distributions on, or redeem or repurchase, capital stock. In addition, the Notes do not contain provisions that would give holders of the Notes the right to require the Issuers to repurchase their Notes in the event of a change of control of the Issuers or Continental or a decline in the credit rating of Calair's, Calair Capital's or Continental's debt securities resulting from a takeover, recapitalization or similar restructuring or any other reason.

  Absence of Public Market

     The Exchange Notes are new securities for which there presently is no market. Although the Initial Purchasers have advised the Issuers and Continental that they currently intend to make a market, if permitted by applicable laws and regulations, in the Exchange Notes, they are not obligated to do so and any such market making may be discontinued at any time without notice in the sole discretion of the Initial Purchasers. In addition, such market making activity may be limited during the pendency of the Exchange Offer or the effectiveness of any shelf registration statement in lieu thereof. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The Issuers do not intend to apply for a listing of the Exchange Notes on any securities exchange or for their quotation through any automated dealer quotation system.

  Consequences of Failure to Exchange

     Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfers and exchanges of the Old Notes and the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuers and the Company do not currently anticipate that they will register the Old Notes under the Securities Act subsequent to the Exchange Offer. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "Transfer Restrictions on Old Notes."

                                  THE ISSUERS

     Calair, a Delaware limited liability company, was formed on March 31, 1998, for the purpose of acquiring the Slots from Continental, pursuant to the Transaction. Upon the closing of the Transaction, the members in Calair consisted of Calfinco, a wholly owned subsidiary of Continental, and CEA, an affiliate of Chase Securities Inc., one of the Initial Purchasers. Upon the closing of the Transaction, Calfinco and CEA owned member interests in Calair of 76% and 24%, respectively. Pursuant to the Transaction, Calair acquired the Slots from Continental on April 17, 1998 and Continental leased the Slots back from Calair for a 10-year period. Calair Capital, a Delaware corporation and a wholly owned subsidiary of Calair, was formed specifically to effect the Old Notes Offering acting as agent for Calair and does not have any material assets or conduct operations of its own. Accordingly, holders of the Notes should look to Calair, rather than Calair Capital, as the principal obligor on the Notes. The Notes are joint and several obligations of Calair and Calair Capital, although Calair received all the net proceeds of the Old Notes Offering, and are fully and unconditionally guaranteed by Continental. See "The Transaction." Calair Capital is a shell company with no operations. Consequently, financial statements of Calair Capital are not included in this Prospectus because they are not meaningful. The consolidated financial statements of Calair reflect the operations of the Issuers.

                                  CONTINENTAL

     Continental is a major United States air carrier engaged in the business of transporting passengers, cargo and mail. Continental is the fifth largest United States airline (as measured by revenue passenger miles for the first six months of 1998) and, together with its wholly owned subsidiaries, Express and CMI, each a Delaware corporation, serves 193 airports worldwide. As of June 30, 1998, Continental flew to 131 domestic and 62 international destinations and offered additional connecting service through alliances with leading airlines.

RECENT DEVELOPMENTS

     The Company recently announced its unaudited 1998 second quarter and year to date results of operations. The Company reported pre-tax income of $275 million for the second quarter of 1998, as compared to $208 million for the 1997 quarter, on operating revenue of $2.0 billion for the second quarter of 1998 as compared to $1.8 billion for the 1997 quarter. After taxes and a $4.0 million extraordinary charge, the Company reported net income of $163 million ($2.68 basic and $2.06 diluted earnings per share) for the second quarter of 1998 compared to $128 million ($2.22 basic and $1.63 diluted earnings per share) in the comparable period of 1997.

     The Company reported pre-tax income of $412 million for the first six months of 1998, as compared to $332 million for the 1997 period, on operating revenue of $3.9 billion for the first six months of 1998 as compared to $3.5 billion for the 1997 period. After taxes and a $4.0 million extraordinary charge, the Company reported net income of $244 million ($4.08 basic and $3.12 diluted earnings per share) for the first six months of 1998 compared to $202 million ($3.50 basic and $2.58 diluted earnings per share) in the comparable period of 1997.

                                THE TRANSACTION

     Pursuant to the Transaction, Continental sold the Slots to Calair for $151.1 million pursuant to the terms of a Sale Agreement between Continental and Calair. The Transaction was funded with a combination of debt and equity, which included $31.7 million in capital contributions from Calfinco, $10.0 million in capital contributions from CEA and the net proceeds of the Old Notes Offering. Continental and Calair executed a Slot Lease Agreement pursuant to which Continental leased the Slots back from Calair for a 10-year period. Pursuant to the terms of a Redemption Option Agreement between Calair and CEA, Calair has the right to redeem 50% of CEA's member interest (i.e., 12% of Calair) on April 17, 2003, the fifth anniversary of the closing date of the Transaction, and has the right to redeem all of CEA's member interest (either 12% of Calair if Calair has previously exercised its fifth anniversary redemption option, or 24% otherwise) upon the occurrence of certain events described in the Redemption Option Agreement and the Company Agreement and on April 17, 2008, the tenth anniversary of the closing date of the Transaction.

     Set forth below is a summary of certain provisions of each of the Company Agreement, the Sale Agreement, the Slot Lease Agreement and the Redemption Option Agreement, which are collectively referred to herein as the "Transaction Documents." The summary herein of certain provisions of each of the Transaction Documents does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each such agreement. The Issuers will provide a copy of each such agreement to holders of Exchange Notes upon request.

THE COMPANY AGREEMENT

     Pursuant to an amended and restated limited liability company agreement entered into between Calfinco and CEA (the "Company Agreement"), Calfinco is the initial managing member of Calair and owns a 76% member interest, and CEA owns a 24% member interest. Calair is managed by the managing member, who has full power and authority to manage the business and affairs of Calair as set forth in the Company Agreement and performs all acts necessary and desirable to the objects and purposes of Calair. The exercise of the foregoing duties are subject only to (i) the rights of CEA to approve certain extraordinary decisions specified in the Company Agreement ("Extraordinary Decisions") and (ii) the rights of any liquidator of Calair in the event of a dissolution, winding up or liquidation of Calair, which liquidator under certain circumstances may not be Calfinco. Such Extraordinary Decisions include, among other things and subject to certain exceptions, Calair's ability to incur indebtedness (other than the Notes and payables associated with Calair expenses), to engage in certain extraordinary transactions with respect to the Slots, to cause or permit the incurrence of liens against Calair's assets, to cause Calair's dissolution, to cause Calair to merge or consolidate with another entity, to enter into transactions with affiliates, or to institute voluntary bankruptcy proceedings in respect of Calair. However, if CEA does not approve any of the foregoing actions that Calfinco desires to take, except in certain circumstances, at Calfinco's direction, Calair has the right to redeem all of CEA's member interest, as provided in the Redemption Option Agreement. See "-- The Redemption Option Agreement" below. Except as provided in the Company Agreement, CEA shall have no right, power or authority to take part in the management or control of Calair.

     CEA agreed not to transfer its member interest to any other air carrier or any affiliate thereof. CEA also agreed not to transfer its member interest to any other entity, except to affiliates of CEA, without granting Calfinco a right of first refusal with respect to such transfer. Upon the willful mismanagement of Calair by Calfinco or upon the occurrence of certain events such as the default by Continental under the Slot Lease Agreement, the default by Calair or Continental under the Indenture (as defined herein) or related documents and the exercise of any remedy thereunder, including acceleration of the Notes, by the Trustee (as defined herein), a default or misrepresentation by Calair under the Transaction Documents, the Indenture or related documents, the bankruptcy of Continental or Calfinco, or certain other events, CEA has the right after notice to Calfinco, and provided Calair does not exercise its right to redeem all of CEA's member interest within specified periods after such notice (see "-- The Redemption Option Agreement" below) to remove Calfinco as the managing member and to be substituted as the managing member of Calair.

     Calfinco has the right (but is not obligated) to make additional capital contributions to Calair to enable Calair to exercise Calair's redemption rights under the Redemption Option Agreement. Calair's cash available for distribution net of amounts necessary to pay interest on the Notes, certain amounts to be held in respect of redemptions of CEA's member interest, and expenses, will generally be distributed, and its taxable income, loss and other tax items will generally be allocated, in accordance with the members' ownership percentages. Calair may loan cash, otherwise available for distribution to the members of Calair, to Continental without CEA's consent under certain circumstances. If Calair has not redeemed all of CEA's member interest on or before April 17, 2008, the tenth anniversary of the closing date of the Transaction, CEA has the right to require the liquidation of Calair.

THE SALE AGREEMENT

     Under the Sale Agreement entered into between Calair and Continental (the "Sale Agreement"), Continental sold to Calair substantially all of Continental's current takeoff and landing rights at Chicago O'Hare (29 slots), Washington National (41 slots) and LaGuardia (32 slots) for $151.1 million. Takeoff and landing rights of the type sold to Calair are defined in the Federal Aviation Regulations, Title 14, Code of Federal Regulations, Part 93, Subpart S. See
"-- Information and Industry Regulation Relating to the Slots." Continental transferred the Slots by a Deed of Conveyance and warranted title to the Slots but will otherwise transfer the Slots on an "as is, where is' basis.

THE SLOT LEASE AGREEMENT

     Under the Slot Lease Agreement entered into between Calair and Continental (the "Slot Lease Agreement"), Continental leased the Slots from Calair for a term of 10 years at a rate equal to approximately $16.3 million per annum, payable in arrears on April 1 and October 1 of each year of such term, subject to adjustment as described below. Continental agreed to keep the Slots free of encumbrances, other than encumbrances arising pursuant to subleases, licenses and Slot trades permitted by the Slot Lease Agreement.

     The leased Slots are used by Continental and by other entities to which Continental may sublease or license one or more leased Slots or with which Continental may engage in a temporary exchange of Slots, in each case consistent with industry practice. Use of the leased Slots is at the sole cost, risk and expense of Continental. Continental agreed to indemnify Calair against certain claims and taxes relating to the use of the Slots. If (i) Continental fails to pay rent within 10 days after written notice thereof, (ii) Continental makes a general assignment for the benefit of creditors or consents to the appointment of a trustee or receiver for itself or for a substantial part of its property, or a trustee or receiver is appointed for Continental or for any of the leased Slots, or for substantially all of Continental's property without Continental's consent and such appointment is not dismissed within 60 days or bankruptcy, reorganization or insolvency proceedings are instituted by or against Continental, and if instituted against Continental, are not dismissed, stayed or withdrawn for 60 days, or (iii) Continental fails to comply with any covenant of the Slot Lease Agreement (other than to pay rent), and such failure continues for 30 days after notice thereof, Calair has the right to terminate the Slot Lease Agreement. Upon such termination, Calair has the right to recover all rent accrued to date, together with the discounted present value of the remaining rent to be paid under the Slot Lease Agreement, or alternatively, to recover the remainder of the rent to be paid over the remaining term of the Slot Lease Agreement as it becomes due, less any net amount received from reletting the Slots.

     Under certain circumstances, Continental has the right to cause Calair to sell Slots to persons who are not affiliates of Calair or Continental or to request that Calair exchange Slots with persons who are not affiliates of Continental. If any of the Slots are sold, the consideration payable for such purchase shall be a combination of immediately available funds and Slots (in a tax-free exchange pursuant to Section 1031 of the Internal Revenue Code) having a value equal to the fair market value of the purchased Slots, as determined by an appraisal prepared by an appraiser acceptable to both members of Calair within 30 days prior to the purchase. Swapped Slots and substitute Slots are included as Slots subject to the Slot Lease Agreement immediately upon the swap or exchange.

THE REDEMPTION OPTION AGREEMENT

     Under the Redemption Option Agreement entered into between Calair and CEA (the "Redemption Option Agreement"), CEA granted Calair the right to redeem all or, in the case of clause (i) below, a portion of the member interest of CEA (and its successors and assigns) under the following circumstances:

          (i) 50% of CEA's member interest (i.e., 12% of Calair) on April 17, 2003, the fifth anniversary of the closing date of the Transaction;

          (ii) all of CEA's remaining member interest (i.e., 12% of Calair if Calair has exercised its option described in clause (i) above or 24% otherwise) on April 17, 2008, the tenth anniversary of the closing date of the Transaction;

          (iii) all of CEA's member interest, within certain time periods after
     (a) CEA refuses to approve an Extraordinary Decision proposed by Calfinco under the Company Agreement; provided such redemption right shall not be exercisable until after the second anniversary of the closing of the Transaction, (b) Calfinco has received notice that, as a result of the occurrence of one of the events entitling CEA to do so under the Company Agreement, CEA has elected to remove Calfinco as managing member, (c) Calfinco has received notice that CEA has, pursuant to the Company Agreement, elected to terminate and liquidate the Company, (d) foreclosure of any security interest granted by CEA on its member interest, or (e) Calair becomes aware that CEA has transferred CEA's member interest in a manner not permitted by the Company Agreement. If Calair has not redeemed all of CEA's member interest on or before the tenth anniversary of the closing date of the transaction, CEA will have the right to require the liquidation of Calair.

     The purchase price for any of the foregoing redemption options depends upon the date of exercise, the appraised fair market value of the Slots, and the particular circumstances giving rise to the redemption option. However, in all events it is anticipated that if Calair exercises such option, all the available cash of Calair will not be sufficient to pay the redemption purchase price. Accordingly, Calair will be dependent upon the voluntary capital contributions of Calfinco to fund any shortfall. Calfinco is not obligated to make any such voluntary capital contributions to Calair.

INFORMATION AND INDUSTRY REGULATION RELATING TO THE SLOTS

     In an attempt to alleviate airport congestion, the FAA promulgated special air traffic rules in 1968 that applied to five high density airports, John F. Kennedy International Airport ("JFK"), LaGuardia, Newark International, Chicago O'Hare and Washington National. The high density rule was designed to limit the number of Instrument Flight Rule ("IFR") operations (i.e., takeoffs and landings) permitted per hour and to require that each operation be supported by a specific authorization called a "slot." A slot is generally defined as a single arrival or departure. It takes two slots to effect a transit or turnaround flight at any airport. Under the regulatory regime promulgated in 1968, slots for operations at a high density airport were allocated by a committee of air carriers operating at the airport. Although the "high density rule" was initially established as a temporary measure for the years 1968 through 1972, the FAA retained it indefinitely at Chicago O'Hare, JFK, LaGuardia and Washington National in order to continue to alleviate congestion.

     In December 1985, the FAA adopted a buy-sell rule, permitting holders of certain slots to transfer them for any consideration. The buy-sell regulations, which remain in effect (as amended from time to time) provide that, except for international and essential air service slots, permanent slots may be purchased, sold, traded, or leased, in any number, at any high density airport, subject to confirmation by the FAA.

     Pursuant to the 1985 regulations, the FAA in 1986 distributed slots to carriers in a lottery. Carriers awarded slots in the lottery were thereafter free to buy, sell, trade or lease these slots, subject to FAA confirmation. However, the FAA has the right to reduce the number of slots, cancel slots for operational reasons and reallocate slots. The FAA also has the right to withdraw a slot if the slot is not used at least 80% of the time during any two-month period. The Department of Transportation from time to time exempts airlines from the slot regulations at airports other than Washington National to provide essential air service between slot-controlled airports and small communities, to provide foreign air transportation, and, under exceptional circumstances, for new entrants to institute service.

     At Washington National, federal law limits the number of hourly operations and prohibits non-stop flights exceeding 1,250 miles with certain exceptions such as Houston and Dallas/Ft. Worth. This limit on distance is known as a "perimeter rule" and was originally put in place to divert traffic demand to the less congested Dulles Airport. The perimeter rule effectively limits utilization of Washington National slots to their fullest potential since inherently lucrative long haul non-stop services are effectively barred from the airport. LaGuardia, like Washington National, is limited to domestic services and also has a 1,500 mile perimeter rule with the exception of services to Denver. Runways at LaGuardia are restricted in length (only 7,000 feet) and by weight so four engine wide-body services are prohibited. O'Hare is one of the world's busiest airports and number one in the United States in terms of both aircraft operations and passengers enplaned. Unlike Washington National and LaGuardia, O'Hare is also a major international hub so there is demand for slots from both domestic and foreign carriers.

     Various amendments to the slot system and the perimeter rules, proposed from time to time by the FAA, members of Congress and others, could, if adopted, significantly affect operations at the high density traffic airports, significantly change the value of the slots, expand slot controls to other airports or eliminate slots entirely. If adopted, certain of such proposals could restrict the number of flights, limit transfer of the ownership of slots, increase the risk of slot withdrawals or eliminate slots entirely, which could in turn result in charges to Continental's financial statements. Continental cannot predict whether any of these proposals will be adopted or the impact that the adoption of any such proposal would have on the value of the Slots or the business or operations of Calair.

                           MANAGEMENT OF THE ISSUERS

     Calair is managed by Calfinco, its managing member, pursuant to the Company Agreement. Calair has no directors, officers or employees. The following table sets forth certain information concerning the executive officers and directors of Calfinco. All such executive officers are directors of Calair Capital and hold the same positions in Calair Capital as they hold in Calfinco.

EXECUTIVE OFFICERS AND DIRECTORS

                   NAME                     AGE                        POSITION
                   ----                     ---                        --------
Gordon M. Bethune.........................  56    Chairman of the Board and Chief Executive Officer
Gregory D. Brenneman......................  36    President, Chief Operating Officer and Director
Lawrence W. Kellner.......................  39    Executive Vice President, Chief Financial Officer
                                                  and Director
Jeffery A. Smisek.........................  43    Executive Vice President, General Counsel,
                                                  Secretary and Director

     Gordon M. Bethune has served as Chairman of the Board and Chief Executive Officer of Calfinco since December 1995 and as Chairman of the Board and Chief Executive Officer of Continental since September 1996 and as Director of Continental since August 1994. From November 1994 to September 1996, Mr. Bethune served as President and Chief Executive Officer and from February 1994 to November 1994 as President and Chief Operating Officer of Continental. Commencing in 1988, he served in various positions with The Boeing Company, including Vice President and General Manager of the Commercial Airplane Group Renton Division, Vice President and General Manager of the Customer Services Division and Vice President of Airline Logistics Support.

     Gregory D. Brenneman has served as President and Chief Operating Officer and Director of Calfinco since December 1995 and as President and Chief Operating Officer of Continental since September 1996 and as Director of Continental since June 1995. From May 1995 to September 1996, he served as Chief Operating Officer and from February to April 1995 as a consultant to Continental. Prior to that time, he served in various positions, including Vice President, with Bain & Company, Inc., a consulting firm, for more than five years. Mr. Brenneman is also a Director of Browning-Ferris Industries, Inc.

     Lawrence W. Kellner has served as Executive Vice President and Chief Financial Officer of Calfinco since November 1996 and as Senior Vice President and Chief Financial Officer of Calfinco from December 1995 to November 1996. He has also served as Executive Vice President and Chief Financial Officer of Continental since November 1996. From June 1995 to November 1996, he served as Senior Vice President and Chief Financial Officer of Continental. From November 1992 to May 1995, Mr. Kellner served as Executive Vice President and Chief Financial Officer of American Savings Bank, F.A. Mr. Kellner is also a Director of Belden & Blake Corporation.

     Jeffery A. Smisek has served as Executive Vice President, General Counsel and Secretary of Calfinco since November 1996 and as Senior Vice President, General Counsel and Secretary of Calfinco from December 1995 to November 1996. He has also served as Executive Vice President, General Counsel and Secretary of Continental since November 1996. Mr. Smisek served as Senior Vice President and Secretary of Continental from April 1995 to November 1996 and as General Counsel of Continental since March 1995. Prior to that time, Mr. Smisek was a Partner with the law firm of Vinson & Elkins L.L.P. for more than five years. Mr. Smisek is also a Director of Tuboscope Inc.

                   THE PRIVATE PLACEMENT AND USE OF PROCEEDS

     The Old Notes were sold by the Issuers on April 17, 1998 to the Initial Purchasers in a transaction not registered under the Securities Act in reliance upon Section 4(2) of the Securities Act. The Old Notes were thereupon offered and sold by the Initial Purchasers only to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and pursuant to offers and sales that occurred outside the United States within the meaning of Regulation S under the Securities Act. The net proceeds from the Old Notes Offering (approximately $110 million), together with capital contributions from Calfinco and CEA, were used by Calair to purchase the Slots from Continental in connection with the Transaction. Continental used the proceeds from the sale of the Slots for general corporate purposes.

     Neither the Issuers nor the Company will receive any proceeds from the Exchange Offer.

                                 CAPITALIZATION

     The following table sets forth the consolidated cash and cash equivalents and the capitalization (including current maturities) of Continental as of March 31, 1998, and as adjusted to give effect to (i) the receipt of the net proceeds from the issuance of the Old Notes and (ii) the Transaction. See "The Private Placement and Use of Proceeds," "The Transaction" and the consolidated financial statements of Continental appearing in Continental's Quarterly Report (Form 10-Q) for the three months ended March 31, 1998 incorporated by reference herein.(1)

                                                                   MARCH 31, 1998
                                                              ------------------------
                                                               ACTUAL     AS ADJUSTED
                                                              --------   -------------
                                                              (IN MILLIONS OF DOLLARS
                                                                 EXCEPT SHARE DATA)
                                                                    (UNAUDITED)
Cash and cash equivalents, including restricted cash and
  cash equivalents of $16...................................   $  669        $  789
Short-term investments......................................      184           184
                                                               ------        ------
                                                               $  853        $  973
                                                               ======        ======
Current Maturities:
  Long-term debt............................................   $  228        $  228
  Capital leases............................................       45            45
                                                               ------        ------
          Total.............................................      273           273
                                                               ------        ------
Long-term Debt..............................................    1,541         1,551
8 1/8% Senior Notes due 2008................................       --           112
Capital Leases..............................................      180           180
                                                               ------        ------
          Total.............................................    1,721         1,843
                                                               ------        ------
Continental-Obligated Mandatorily Redeemable Preferred
  Securities of Subsidiary Trust Holding Solely Convertible
  Subordinated Debentures(2)................................      242           242
Common Stockholders' Equity:
  Class A common stock -- $.01 par (50,000,000 shares
     authorized; 8,379,464 shares issued and outstanding)...       --            --
  Class B common stock -- $.01 par (200,000,000 shares
     authorized; authorized; 51,066,488 shares issued)......        1             1
  Additional Paid-in Capital................................      647           647
  Retained Earnings.........................................      357           357
  Treasury Stock -- 439,000 Class B shares..................      (26)          (26)
  Other.....................................................        3             3
                                                               ------        ------
          Total Common Stockholders' Equity.................      982           982
                                                               ------        ------
          Total Capitalization (including Current
           Maturities)......................................   $3,218        $3,340
                                                               ======        ======

---------------

(1) Calair was formed on March 31, 1998 and held no debt as of that date.

(2) The sole assets of such Trust are convertible subordinated debentures, with an aggregate principal amount of $249 million, which bear interest at the rate of 8 1/2% per annum and mature on December 1, 2020. Upon repayment, the Continental-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trust will be mandatorily redeemed.

                               THE EXCHANGE OFFER

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement and a copy of which is available as set forth under the heading "Available Information."

TERMS OF THE EXCHANGE OFFER

     The Issuers and Continental entered into the Registration Rights Agreement with the Initial Purchasers pursuant to which each of the Issuers and Continental agreed, for the benefit of and at no cost to the holders of the Notes, to the extent not prohibited by any applicable law or interpretation of the staff of the Commission, (i) to use its best efforts to file with the Commission within 120 days after the Closing Date the Exchange Offer Registration Statement with respect to the offer to exchange the Notes for the Exchange Notes, which will have terms identical in all material respects to the Notes entitled to make such exchange (except that the Exchange Notes will not contain terms with respect to transfer restrictions (other than transfer restrictions relating to certain ERISA matters) or interest rate increases as described herein and the Exchange Notes will be available only in book-entry form), (ii) to use its best efforts to cause the Exchange Offer Registration Statement to be declared effective by the Commission within 180 days after the Closing Date, (iii) to use its best efforts to cause such Exchange Offer Registration Statement to remain effective until the closing of the Exchange Offer and (iv) to consummate the Exchange Offer within 210 days after the Closing Date. Promptly after the Exchange Offer Registration Statement has been declared effective, the Issuers and Continental will offer the Exchange Notes in exchange for surrender of the Notes. The Issuers and Continental will keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Notes. For each Note duly tendered pursuant to the Exchange Offer and not validly withdrawn by the holder thereof, the holder of such Note will receive an Exchange Note having a face amount equal to that of the tendered Note.

     Based on interpretations of the Securities Act by the staff of the Commission, as set forth in no-action letters issued to third parties, including the Exchange Offer No-Action Letters, the Issuers and the Company believe that the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a Participating Broker-Dealer), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such Exchange Notes and have no arrangement with any person to participate in a distribution of such Exchange Notes. By tendering the Old Notes in exchange for Exchange Notes, each holder will represent to the Issuers and the Company that: (i) it is not an affiliate of the Issuers or the Company (as defined under Rule 405 of the Securities Act) or a broker-dealer tendering Old Notes acquired directly from the Issuers or the Company for its own account; (ii) any Exchange Notes to be received by it were acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such Exchange Notes and has no arrangement or understanding to participate in a distribution of the Exchange Notes. If a holder of Old Notes is an affiliate of the Issuers or the Company or is a broker-dealer who purchased Old Notes directly from the Issuers for its own account or is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Issuers and the Company have agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, they will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution." To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the Exchange Notes prior to offering or selling such Exchange Notes. The Issuers and the Company have agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Exchange Notes for offer or sale under the securities or "blue sky" laws of such jurisdictions as may be necessary to permit the holders of Exchange Notes to trade Exchange Notes without any restrictions or limitations under the securities laws of the several states of the United States.

     If (i) any changes in law or applicable interpretations thereof by the staff of the Commission do not permit the Issuers to effect the Exchange Offer,
(ii) if for any other reason the Exchange Offer Registration Statement is not declared effective within 180 days after the Closing Date under certain circumstances or the Exchange Offer is not consummated within 210 days after the Closing Date, (iii) at the request of a holder (other than an Initial Purchaser) not eligible to participate in the Exchange Offer or (iv) at the request of an Initial Purchaser under certain other circumstances described in the Registration Rights Agreement, each of the Issuers and Continental will, in lieu of effecting the registration of the Exchange Notes pursuant to the Exchange Offer Registration Statement and at no cost to the holders of Notes, (a) as promptly as practicable, file with the Commission the Shelf Registration Statement covering resales of the Notes, (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the 180th day after the Closing Date (or promptly in the event of a request by any holder or Initial Purchaser pursuant to clause (iii) or (iv) above, respectively) and (c) use its best efforts to keep effective the Shelf Registration Statement for a period of two years after its effective date (or for such shorter period as shall end when all of the Notes covered by the Shelf Registration Statement have been sold pursuant thereto or may be freely sold pursuant to Rule 144 under the Securities Act). The Issuers and Continental will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for such Notes has become effective and take certain other actions as are required to permit unrestricted resales of such Notes. A holder of Notes who sells such Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver the prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations). In addition, each holder of such Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement.

     In the event that no Registration Event has occurred on or prior to the 210th day after the Closing Date, the interest rate per annum payable in respect of the Notes shall be increased by 0.50% from and including such 210th day to but excluding the earlier of (i) the date on which a Registration Event occurs and (ii) the date on which all of the Notes otherwise become transferable by holders of the Notes (other than affiliates or former affiliates of the Issuers or Continental) without further registration under the Securities Act. In the event that the Shelf Registration Statement (if filed) ceases to be effective at any time during the period specified by the Registration Rights Agreement for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate per annum payable in respect of the Notes shall be increased 0.50% from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective (or, if earlier, the end of such period specified by the Registration Rights Agreement).

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

     The term "Expiration Date" shall mean             , 1998 (30 calendar days
following the commencement of the Exchange Offer), unless the Issuers and the Company, in their sole discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. Notwithstanding any extension of the Exchange Offer, if the Exchange Offer is not consummated by November 13, 1998, the interest rate borne by the Notes is subject to increase. See "-- Terms of the Exchange Offer."

     In order to extend the Expiration Date, the Issuers and the Company will notify the Exchange Agent of any extension by oral or written notice and will notify the holders of the Old Notes by means of a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that Issuers and the Company are extending the Exchange Offer for a specified period of time.

     The Issuers and the Company reserve the right (i) to delay acceptance of any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Notes not previously accepted if any of the conditions set forth herein under "-- Certain Conditions to the Exchange Offer" shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by the Issuers and the Company to constitute a material change, the Issuers and the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Notes of such amendment.

     Without limiting the manner in which the Issuers and the Company may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Issuers and the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

INTEREST ON THE EXCHANGE NOTES

     The Exchange Notes will bear interest at the rate of 8 1/8% per annum, payable semi-annually on April 1 and October 1 of each year, commencing October 1, 1998, to holders of record on the March 15 and September 15 immediately preceding such interest payment date. Holders of Exchange Notes of record on September 15, 1998 will receive interest on October 1, 1998 from the date of issuance of the Exchange Notes, plus an amount equal to the accrued interest on the Old Notes from the date of issuance of the Old Notes, April 17, 1998, to the date of exchange thereof. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or
(iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE

USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE ISSUERS OR THE COMPANY. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

     The tender by a holder of Old Notes will constitute an agreement among such holder, the Issuers and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Issuers or any other person who has obtained a properly completed bond power from the registered holder.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution") unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution.

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the Old Notes on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the Old Notes.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Issuers and the Company, evidence satisfactory to the Issuers and the Company of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Old Notes will be determined by the Issuers and the Company in their sole discretion, which determination will be final and binding. The Issuers and the Company reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes which, if accepted, would, in the opinion of the Issuers and the Company or their counsel, be unlawful. The Issuers and the Company also reserve the absolute right to waive any conditions of the Exchange Offer or irregularities or conditions of tender as to particular Old Notes. The Issuers' and the Company's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuers and the Company shall determine. Neither the Issuers, the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Old Notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, the Issuers and the Company reserve the right in their sole discretion, subject to the provisions of the Indenture, to (i) purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date or, as set forth under "-- Certain Conditions to the Exchange Offer," to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement and (ii) to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Notes properly tendered will be accepted, promptly after the Expiration Date, and the Exchange Notes will be issued promptly after acceptance of the Old Notes. See "-- Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, Old Notes shall be deemed to have been accepted as validly tendered for exchange when, as and if the Issuers and the Company have given oral or written notice thereof to the Exchange Agent.

     In all cases, issuance of Exchange Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer procedures described below, such nonexchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

     DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through DTC. To accept the Exchange Offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in place for sending a signed, hard copy of the Letter of Transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agent. To tender Old Notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the Letter of Transmittal.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the Old Notes desires to tender such Old Notes, and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes, the registration number(s) of such Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery, the Letter of Transmittal (or facsimile thereof) together with the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS

     Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date.

     For a withdrawal to be effective, a written notice (telegram, telex, facsimile transmission or letter) of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date at one of the addresses set forth below under "-- Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder and a statement that such holder is withdrawing its election to have such Old Notes exchanged. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Issuers and the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering" and "-- Book-Entry Transfer" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer, or the making of any exchange by a holder, does not violate applicable law or any applicable interpretation of the SEC. Each holder of Old Notes (other than Participating Broker-Dealers) who wishes to exchange such Old Notes for Exchange Notes in the Exchange Offer shall represent that (i) it is neither an "affiliate" of any of the Issuers or the Company within the meaning of Rule 405 under the 1933 Act, nor a broker-dealer tendering

Old Notes acquired directly from the Issuers or the Company for its own account,
(ii) any Exchange Notes to be received by it were acquired in the ordinary course of business and (iii) it has no arrangement with any Person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Notes.

     Notwithstanding any other term of the Exchange Offer, Old Notes will not be required to be accepted for exchange, nor will Exchange Notes be issued in exchange for any Old Notes, and the Issuers and the Company may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if because of any change in law, or applicable interpretations thereof by the Commission, the Issuers and the Company determine that it is not permitted to effect the Exchange Offer. The Issuers and the Company have no obligation to, and will not knowingly, permit acceptance of tenders of Old Notes from affiliates of the Issuers and the Company (within the meaning of Rule 405 under the Securities Act) or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the Commission, or if the Exchange Notes to be received by such holder or holders of Old Notes in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the "blue sky" or securities laws of substantially all of the states of the United States.

EXCHANGE AGENT

     Bank One, N.A., the Trustee under the Indenture, has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and inquiries for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

      By Mail, Hand or Overnight Courier               Facsimile Transmission Number
                Bank One, N.A.                                  614-244-5185
            235 West Schrock Road                             or 614-244-5188
          Westerville, OH 43271-0184
    Attention: Corporate Trust Operations             (For Eligible Institutions Only)
                 Lora Marsch                                Confirm by Telephone
          (If by Mail, Registered or                            614-248-4856
         Certified Mail Recommended)

     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Issuers and the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by officers of the Issuers and the Company and regular employees of the Company.

     The Issuers and the Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Issuers and the Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Issuers and the Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Notes, and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the Exchange Offer will be paid by the Issuers and the Company, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses.

     The Issuers and the Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE AND REQUIREMENTS FOR TRANSFER OF EXCHANGE NOTES

     Holders of Old Notes who do not exchange their Old Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Old Notes and the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. See "Transfer Restrictions on Old Notes." In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuers and the Company do not currently anticipate that they will register the Old Notes under the Securities Act subsequent to the Exchange Offer. Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, including the Exchange Offer No-Action Letters, the Issuers and the Company believe that the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by holders thereof (other than a broker-dealer who acquires such Exchange Notes directly from the Issuers and the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or any holder that is an "affiliate" of the Issuers or the Company as defined in Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, a distribution of such Exchange Notes and have no arrangement with any person to participate in a distribution of such Exchange Notes. By tendering the Old Notes in exchange for Exchange Notes, each holder, other than a broker-dealer, will represent to the Issuers and the Company that:
(i) it is not an affiliate of the Issuers or the Company (as defined under Rule 405 of the Securities Act) or a broker-dealer tendering Old Notes acquired directly from the Issuers or the Company for its own account; (ii) any Exchange Notes to be received by it will be acquired in the ordinary course of its business; and (iii) it is not engaged in, and does not intend to engage in, a distribution of such Exchange Notes and has no arrangement or understanding to participate in a distribution of the Exchange Notes. If a holder of Old Notes is engaged in or intends to engage in a distribution of the Exchange Notes or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Issuers and the Company have agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, they will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution." To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the Exchange Notes prior to offering or selling such Exchange Notes. The Issuers and the Company have agreed, pursuant to the Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the Exchange Notes for offer or sale under the securities or "blue sky" laws of such jurisdictions as may be necessary to permit the holders of Exchange Notes to trade Exchange Notes without any restrictions or limitations under the securities laws of the several states of the United States.

                            DESCRIPTION OF THE NOTES

     The Exchange Notes will be issued and the Old Notes were issued under an indenture dated as of April 1, 1998 (the "Indenture"), among Calair and Calair Capital, as joint and several obligors, Continental, as guarantor, and Bank One, N.A., as trustee (the "Trustee"), a copy of which has been filed as an exhibit to the Registration Statement and a copy of which is available as set forth under the heading "Available Information." The following summary of the material provisions of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture, including the definitions of certain terms contained therein. For definitions of certain capitalized terms used in the following summary, see "-- Certain Definitions." Capitalized terms not otherwise defined below or elsewhere in this Prospectus have the meanings given to them in the Indenture. References to the Notes include the Old Notes and the Exchange Notes unless the context otherwise requires.

GENERAL

     The Notes mature on April 1, 2008, are limited to $112.3 million aggregate principal amount and are unsecured, senior obligations of the Issuers. Each Exchange Note will bear interest at the rate set forth on the cover page hereof from its date of issue or from the most recent interest payment date to which interest has been paid or duly provided for, payable on October 1, 1998, and semiannually thereafter on April 1 and October 1 in each year until the principal thereof is paid or duly provided for to the Person in whose name the Exchange Note (or any predecessor Note) is registered at the close of business on the March 15 or September 15 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Issuers in The City of New York maintained for such purposes (which initially will be the Corporate Trust Office of the Trustee c/o First Chicago Trust Company of New York, 14 Wall Street, 8th Floor, Suite 4607, New York, New York 10005); provided, however, that, at the option of the Issuers, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear on the security register. The Exchange Notes will be issued only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange or redemption of Notes, but the Issuers may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     Any Old Notes that remain outstanding after the completion of the Exchange Offer, together with the Exchange Notes issued in connection with the Exchange Offer, will be treated as a single class of securities under the Indenture.

THE PARENT GUARANTEE

     Pursuant to the Indenture, Continental has unconditionally guaranteed the due and punctual payment of the principal of, premium, if any, and interest on the Notes when the same shall become due, whether by acceleration or otherwise. The Parent Guarantee is enforceable without any need first to enforce the Notes against either of the Issuers.

RANKING

     The Notes are unsecured, senior obligations of the Issuers ranking pari passu in right of payment with all other existing and future unsecured and unsubordinated obligations of the Issuers. The Parent Guarantee is an unsecured, senior obligation of Continental ranking pari passu in right of payment with all other existing and future unsecured and unsubordinated obligations of Continental, and senior in right of payment to all existing and future obligations of Continental expressly subordinated in right of payment to the Parent Guarantee. The Notes and the Parent Guarantee are effectively subordinated in right of payment to any secured senior obligations of the Issuers and Continental, respectively, with respect to the assets of the Issuers and Continental, respectively, securing such obligations. The Notes and the Parent Guarantee are also effectively subordinated to all existing and future liabilities of the subsidiaries of the Issuers and Continental, respectively. As of March 31, 1998, Continental had $2.0 billion (including current maturities) of long-term debt and capital lease obligations on a consolidated basis of which approximately $1.4 billion was secured long-term debt and capital lease obligations of Continental and $146 million was long-term debt and capital lease obligations of Continental's subsidiaries, and on a pro forma basis after giving effect to the issuance of the Old Notes, the Issuers would have had no indebtedness outstanding other than the Notes.

     The Indenture contains no limitations on the ability of the Issuers or Continental or any of their respective Subsidiaries to incur additional indebtedness in the future or to mortgage or pledge any of their respective assets or to pay dividends or make other distributions on, or redeem or repurchase, capital stock.

SINKING FUND

     The Notes are not entitled to the benefit of any sinking fund.

REDEMPTION

     The Notes are redeemable at the option of the Issuers, in whole or in part, at any time and from time to time, on not less than 20 nor more than 60 days' prior notice, at a redemption price equal to the sum of (i) the principal amount thereof on the redemption date, (ii) accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on relevant record dates to receive interest due on an interest payment date), plus
(iii) a Make-Whole Premium, if any.

     "Make-Whole Premium" is defined, with respect to a Note, as the excess, if any, of (A) the present value of the required interest and principal payments due on such Note on or after the redemption date, computed using a discount rate equal to the Treasury Rate plus 25 basis points, over (B) the sum of the then outstanding principal amount of such Note plus the accrued and unpaid interest thereon, if any, paid on the redemption date.

     "Treasury Rate" is defined as the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release
H.15 (519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Average Life of the Notes; provided, however, that if the Average Life of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Life of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     If less than all the Notes are to be redeemed, the particular Notes to be redeemed will be selected not more than 60 days prior to the redemption date by the Trustee pro rata, by lot, or by such other method as the Trustee will deem fair and appropriate; provided, however, that no such partial redemption will reduce the principal amount of a Note not redeemed to less than $1,000. Notice of redemption will be mailed, first-class postage prepaid, at least 20 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption and accepted for payment.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants:

  Reports

     Continental will file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not Continental has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that Continental would be required to file if it were subject to Section 13 or 15 of the Exchange Act. Continental is also required (a) to file with the Trustee copies of such reports and documents within 15 days after the date on which Continental files such reports and documents with the Commission or the date on which Continental would be required to file such reports and documents if Continental were so required, and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at Calair's cost copies of such reports and documents to any holder of Notes promptly upon written request. The Issuers are not required to file, provide or furnish with or to any Person any report or information except as required by Section 13 or 15 of the Exchange Act and as described under "Available Information."

  Consolidation, Merger and Sale of Assets

     None of Calair, Calair Capital or Continental will, in a single transaction or through a series of transactions, consolidate with or merge with or into any other Person, or permit any Person to consolidate with or merge into Calair, Calair Capital or Continental, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any other Person or Persons if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of Calair and its Subsidiaries, Calair Capital and its Subsidiaries or Continental and its Subsidiaries on a consolidated basis to any other Person or group of affiliated Persons, unless at the time and immediately after giving effect thereto (i) either (a) Calair, Calair Capital or Continental will be the continuing corporation (or, in the case of Calair, the continuing limited liability company or the continuing corporation) or (b) the Person (if other than Calair, Calair Capital or Continental) formed by such consolidation or into which Calair, Calair Capital or Continental is merged or the Person or group of affiliated Persons that acquire by sale, assignment, conveyance, transfer, lease or disposition all or substantially all the properties and assets of Calair and its Subsidiaries, Calair Capital and its Subsidiaries or Continental and its Subsidiaries on a consolidated basis (the "Surviving Entity") (1) will be a corporation (or, in the case of the successor to Calair, a limited liability company or a corporation) duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and
(2) will expressly assume, by a supplemental indenture in form satisfactory to the Trustee, Calair's or Calair Capital's obligation for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes (or Continental's obligations under the Parent Guarantee, as the case may be) and the performance and observance of every covenant of the Indenture on the part of Calair, Calair Capital or Continental, as the case may be, to be performed or observed; and (ii) immediately before and immediately after giving effect to such transaction or series of transactions, no Event of Default will have occurred and be continuing. Notwithstanding anything to the contrary contained in this paragraph, Calair Capital shall not merge into, or consolidate with, any entity if, as a result thereof, no Issuer would be a corporation.

     In connection with any such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, Calair, Calair Capital, Continental or the Surviving Entity shall deliver to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Opinion of Counsel stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

     In connection with any such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, the holders of the Notes do not have the right to require the redemption thereof or any similar rights.

EVENTS OF DEFAULT

     The following are "Events of Default" under the Indenture:

          (i) default in the payment of any installment of interest on any Note when it becomes due and payable and continuance of such default for a period of 30 days;

          (ii) default in the payment of the principal of or premium, if any, on any Note at its Maturity (upon acceleration, optional redemption, required purchase or otherwise);

          (iii) default in the performance, or breach, of the "Consolidation, Merger and Sale of Assets" covenant;

          (iv) default in the performance, or breach, of any covenant of the Issuers or Continental contained in the Indenture (other than a default in the performance, or breach, of a covenant which is specifically dealt with in clauses (i), (ii) or (iii) above) and continuance of such default or breach for a period of 60 days after written notice shall have been given to the Issuers or Continental by the Trustee or to the Issuers, Continental and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

          (v) the Parent Guarantee shall for any reason cease to be, or shall be asserted in writing by Continental or either Issuer not to be, enforceable in accordance with its terms and the terms of the Indenture; and

          (vi) the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to either Issuer or Continental.

     If an Event of Default (other than as specified in clause (vi) above) shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuers and Continental (and to the Trustee if such notice is given by the holders), may, and the Trustee upon the written request of such holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable, and upon any such declaration of acceleration all such amounts payable in respect of the Notes shall be immediately due and payable. If an Event of Default specified in clause (vi) above occurs and is continuing, then the principal of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

     At any time after such a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of at least a majority in aggregate principal amount of the outstanding Notes, by written notice to the Issuers, Continental and the Trustee, may rescind such declaration and its consequences if (a) the Issuers or Continental have paid or deposited with the Trustee a sum sufficient to pay (i) all overdue interest on all Notes, (ii) all unpaid principal of and premium, if any, on any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, (iii) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate prescribed therefor by the Notes, and (iv) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; (b) all Events of Default, other than the non-payment of amounts of principal of, premium, if any, or interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived; and (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission shall affect any subsequent default or impair any right consequent thereon.

     The holders of at least a majority in aggregate principal amount of the outstanding Notes, by notice to the Trustee, may waive all past Defaults and Events of Default and their consequences under the Indenture (except a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or provision under the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected thereby) if (i) all existing Events of Default, other than the nonpayment of principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each holder of the Notes notice of the Default or Event of Default within 30 days after it occurs unless such Default or Event of Default has been cured. Except in the case of a default in the payment of the principal of, premium, if any, or interest on any Notes, the Trustee may withhold the notice to the holders of such Notes if the board of directors, the executive committee or a trust committee of its directors and/or officers in good faith determines that withholding the notice is in the interest of the holders of the Notes.

     The Issuers and Continental are required to furnish to the Trustee annual statements as to the performance by the Issuers and Continental of their obligations under the Indenture and as to any default in such performance. The Issuers and Continental are also required to notify the Trustee within five Business Days of actual knowledge by a Responsible Officer of the Issuers of an Event of Default.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

     The Issuers may, at their option and at any time, elect to have their obligations under the Notes discharged with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Issuers will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and to have satisfied all of their other obligations under such Notes and the Indenture insofar as such Notes are concerned except for (i) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Issuers' obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes, maintain an office or agency for payments in respect of the Notes and segregate and hold such payments in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee and (iv) the defeasance provisions of the Indenture. In addition, the Issuers may, at their option and at any time, elect to have their obligations released with respect to certain covenants set forth in the Indenture, and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to the Notes ("covenant defeasance").

     In order to exercise either defeasance or covenant defeasance, (i) the Issuers must irrevocably deposit or cause to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient (as indicated in an opinion of a nationally recognized firm of independent public accountants in the case of deposit of U.S. Government Obligations or a combination of cash and U.S. Government Obligations) to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity (or redemption date, if applicable) of such principal, premium, if any, or installment of interest; (ii) no Default or Event of Default with respect to the Notes will have occurred and be continuing on the date of such deposit or, insofar as an event of bankruptcy under clause (vi) of "Events of Default" above is concerned, at any time during the period ending on the 91st day after the date of such deposit; (iii) such defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which any Issuer or Continental is a party or by which any of them is bound; (iv) in the case of defeasance, the Issuers and Continental shall have delivered to the Trustee an Opinion of Counsel stating that the Issuers and Continental have received from, or there has been published by, the Internal Revenue Service a ruling, or since April 1, 1998, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (v) in the case of covenant defeasance, the Issuers and Continental shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and (vi) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

     Except as otherwise provided in the Indenture, the Issuers and Continental may terminate their obligations under the Notes and the Indenture if: (i) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to the Indenture or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Issuers, as provided in the Indenture) have been delivered to the Trustee for cancellation and the Issuers and Continental have paid all sums payable by them hereunder; or (ii)(A) the Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Issuers irrevocably deposit in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the holders for that purpose, cash or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee in the case of deposit of U.S. Government Obligations or a combination of cash and U.S. Government Obligations), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if any, and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, and (D) the Issuers and Continental have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have been complied with.

     With respect to the foregoing clause (i), the Issuers' and Continental's obligations under the Indenture relating to compensation of the Trustee and indemnity shall survive. With respect to the foregoing clause (ii), the Issuers' and Continental's obligations under the Indenture relating to registration, transfer and exchange of the Notes, defaulted interest, payment on the Notes, maintenance of office or agency, compensation of the Trustee and indemnity, replacement of the Trustee, application of trust money, repayment and reinstatement shall survive until the Notes are no longer outstanding. Thereafter, only the Issuers' and Continental's obligations under the Indenture relating to compensation of the Trustee and indemnity, repayment and reinstatement shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuers' and Continental's obligations under the Notes and the Indenture except for those surviving obligations specified above.

MODIFICATIONS AND AMENDMENTS

     Modifications and amendments of the Indenture may be made by a supplemental indenture entered into by the Issuers, Continental and the Trustee with the consent of the holders of a majority in aggregate outstanding principal amount of the Notes then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby: (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount of, or premium, if any, or interest thereon or change the place or currency of payment of principal of, or premium, if any, or the interest on any Note, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of redemption, on or after the redemption date) of any Note; (ii) reduce the percentage in principal amount of outstanding Notes, the consent of whose holders is required for any supplemental indenture, for any waiver of compliance with certain provisions of the Indenture or for waiver of certain Defaults and their consequences provided for in the Indenture; (iii) waive a default in the payment of principal of, premium, if any, or interest on the Notes, (iv) modify the Parent Guarantee or the related section in the Indenture in any manner adverse to the interests of the holders of the Notes; (v) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding Notes required to take such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Note affected thereby; or (vi) except as otherwise permitted under the covenant described above under "-- Certain Covenants -- Consolidation, Merger and Sale of Assets" consent to the assignment or transfer by any Issuer or Continental of any of its rights or obligations under the Indenture.

     Notwithstanding the foregoing, without the consent of any holder of the Notes, the Issuers, Continental and the Trustee may modify or amend the
Indenture: (a) to evidence the succession of another Person to any of the Issuers or Continental or any other obligor or guarantor on the Notes, and the assumption by any such successor of the covenants of the Issuers or Continental or such obligor or guarantor in the Indenture and in the Notes in accordance with the covenant described above under "-- Certain Covenants -- Consolidation, Merger and Sale of Assets"; (b) to add to the covenants of the Issuers or Continental or any other obligor or guarantor upon the Notes for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Issuers or Continental or any other obligor or guarantor upon the Notes, as applicable, under the Indenture or the Notes; (c) to cure any ambiguity, or to correct or supplement any provision in the Indenture or the Notes which may be defective or inconsistent with any other provision in the Indenture or the Notes or make any other provisions with respect to matters or questions arising under the Indenture or the Notes; provided that, in each case, such provisions shall not adversely affect the interests of the holders of the Notes; (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; (e) to add a guarantor of the Notes under the Indenture (in addition to Continental); (f) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of the Notes as additional security for the payment and performance of the obligations of the Issuers and Continental under the Indenture, in any property or assets.

     The holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain covenants and provisions of the Indenture.

THE TRUSTEE

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs.

     The Indenture and, upon consummation of the Exchange Offer, the provisions of the Trust Indenture Act, incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuers or Continental, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict or resign.

GOVERNING LAW

     The Indenture and the Old Notes are, and the Exchange Notes will be, governed by, and construed in accordance with, the laws of the State of New York. Upon consummation of the Exchange Offer, the Indenture will be subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and will, to the extent applicable, be governed by such provisions.

CERTAIN DEFINITIONS

     "Average Life" means, as of the date of determination with respect to any indebtedness, the quotient obtained by dividing (a) the sum of the products of
(i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or issued after the date of the Indenture.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "GAAP" means generally accepted accounting principles in the United States, as applied from time to time by any Person in the preparation of its consolidated financial statements.

     "Maturity" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other indebtedness, means the date specified in the instrument governing such indebtedness as the fixed date on which the principal of such indebtedness, or any installment of interest thereon, is due and payable.

     "Subsidiary" means, with respect to any other Person, any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by such Person or by one or more other Subsidiaries or by such Person and one or more other Subsidiaries.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

                               TAX CONSIDERATIONS

     The following is a summary of certain federal income tax consequences under the Internal Revenue Code of 1986, as amended (the "Code"), of the ownership and disposition of the Notes. The summary is based upon the laws, regulations, rulings and judicial decisions in effect on the date of this Prospectus, all of which are subject to change at any time (possibly on a retroactive basis). Unless otherwise specifically noted, this summary applies only to those persons who acquired the Old Notes for cash in the Old Notes Offering and who hold the Notes as capital assets. This summary does not discuss all aspects of federal income taxation that may be relevant to investors in light of their particular investment circumstances, nor does it address the consequences to certain types of holders subject to special treatment under the federal income tax laws (for example, tax-exempt organizations, dealers in securities, financial institutions, life insurance companies or persons holding Notes as part of a hedging or "conversion" transaction or a straddle). This summary also does not discuss the consequences to a holder under state, local or foreign tax laws, which may differ from the corresponding federal income tax laws. Holders of Notes are advised to consult their own tax advisors regarding the particular tax considerations pertaining to them with respect to ownership and disposition of the Notes, including the effects of applicable federal, state, local, foreign and other tax laws to which they may be subject, as well as possible changes in the tax laws.

     Except as the context otherwise requires, references in the summary to the Notes apply to Old Notes and Exchange Notes received therefor (see "-- The Exchange Offer").

PAYMENTS OF INTEREST

     A holder of a Note generally will be required to report as ordinary income for federal income tax purposes interest received or accrued on the Note in accordance with the holder's method of tax accounting.

SALE, EXCHANGE OR RETIREMENT OF NOTES

     A holder's tax basis in a Note generally will equal the purchase price paid therefor, increased by market discount previously included in income by such holder and reduced by any amortized premium and any principal payments on the Note. Upon the sale, exchange or retirement (including redemption) of Note, a holder of a Note generally will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement of the Note (other than in respect of accrued and unpaid interest on the Note) and the adjusted tax basis in the Note. Such gain or loss generally will be capital gain or loss, except to the extent of any accrued market discount.

     Under current law, net capital gains of individuals generally are subject to the following maximum federal tax rates: (i) twenty-eight percent, for property held more than one year but not more than eighteen months; (ii) twenty percent, for property held more than eighteen months; and (iii) beginning in the year 2006, eighteen percent, for property acquired after the year 2000 and held for more than five years. The deductibility of capital losses is subject to limitations.

THE EXCHANGE OFFER

     The exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer will not constitute a taxable exchange for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the Exchange Notes will be treated as a continuation of the Old Notes in the hands of the holder, with the results that (i) a holder will not recognize taxable gain or loss as a result of exchanging Notes for Exchange Notes pursuant to the Exchange Offer, (ii) the holding period of the Exchange Notes will include the holding period of the Old Notes exchanged therefor and (iii) the adjusted tax basis of the Exchange Notes immediately after the exchange will be the same as the adjusted tax basis immediately prior to the exchange of the Old Notes exchanged therefor.

FOREIGN HOLDERS

     The following is a general discussion of certain United States federal income tax consequences of the ownership and sale or other disposition of the Notes by a holder that, for federal income tax purposes, is not a "United States person" (a "Foreign Person"). For purposes of this discussion, a "United States person" means a citizen or resident (as determined for United States federal income tax purposes) of the United States; a corporation, partnership or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof; an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source; or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. Resident alien individuals will be subject to United States federal income tax with respect to the Notes as if they were United States citizens.

     If the income or gain on the Notes is "effectively connected with the conduct of a trade or business within the United States" by the Foreign Person holding the Note, such income or gain will be subject to tax essentially in the same manner as if the Notes were held by a United States person, as discussed above, and in the case of a Foreign Person that is a foreign corporation, may also be subject to the federal branch profits tax.

     If the income on the Notes is not "effectively connected," then under the "portfolio interest" exception to the general rules for the withholding of tax on interest paid to a Foreign Person, a Foreign Person will not be subject to United States tax (or to withholding) on interest on a Note; provided that (i) the Foreign Person does not actually or constructively own 10% or more of a capital or profits interest in Continental within the meaning of Section 871(h)(3) of the Code, and (ii) the Company, its paying agent or the person who would otherwise be required to withhold tax received either (a) a statement (an "Owner's Statement") on the Internal Revenue Service's Form W-8, signed under penalties of perjury by the beneficial owner of the Note, in which the owner certifies that the owner is not a United States person and which provides the owner's name and address, or (b) a statement signed under penalties of perjury by a financial institution holding the Note on behalf of the beneficial owners, together with a copy of each beneficial owner's Owner's Statement. Recently finalized regulations, which generally will become effective on January 1, 2000, add certain alternative certification procedures. A Foreign Person who does not qualify for the "portfolio interest" exception would be subject to United States withholding tax at a flat rate of 30% (or a lower applicable treaty rate upon delivery of requisite certificate of eligibility) on interest payments on the Notes.

     If the gain on the Notes is not "effectively connected" with the conduct of a United States trade or business, then gain recognized by a Foreign Person upon the redemption, sale or exchange of a Note (including any gain representing accrued market discount) will not be subject to United States tax unless the Foreign Person is an individual present in the United States for 183 days or more during the taxable year in which the Note is redeemed, sold or exchanged, and certain other requirements are met, in which case the Foreign Person will be subject to United States tax at a flat rate of 30% (unless exempt by applicable treaty upon delivery of requisite certification of eligibility). Foreign Persons who are individuals may also be subject to tax pursuant to provisions of United States federal income tax law applicable to certain United States expatriates.

BACKUP WITHHOLDING

     In general, a 31% backup withholding tax will apply to payments received with respect to Notes if the holder (i) fails to provide a taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that he or she failed to report properly payments of interest and dividends and the Internal Revenue Service has notified the Issuers that he or she is subject to backup withholding, or (iv) fails, under certain circumstances, to provide a signed statement, certified under penalties of perjury, that the TIN provided is correct and that he or she is not subject to backup withholding. The amount of any backup withholding deducted from a payment to a holder is allowable as a credit against the holder's federal income tax liability, provided that certain required information is furnished to the Internal Revenue Service. Certain holders (including, among others, corporations and foreign individuals who comply with certain certification requirements described above under "Foreign Holders") are not subject to backup withholding. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

                       TRANSFER RESTRICTIONS ON OLD NOTES

     Each purchaser of Old Notes from the Initial Purchasers, by its acceptance thereof, was deemed to have acknowledged, represented to and agreed with the Issuers, Continental and the Initial Purchasers as follows:

     1. It understands and acknowledges that the Notes have not been registered under the Securities Act or any other applicable securities law and that the Notes are being offered for resale in transactions not requiring registration under the Securities Act or any other securities laws, including sales pursuant to Rule 144A, and, unless so registered, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to an exemption therefrom or in a transaction not subject thereto and in each case in compliance with the conditions for transfer set forth in paragraph (4) below.

     2. It is not an "affiliate" (as defined in Rule 144 under the Securities
Act) of the Issuers or Continental or acting on behalf of the Issuers or Continental, and it is either (i) a "qualified institutional buyer" as defined in Rule 144A (a "QIB") and is aware that any sale of the Notes to it will be made in reliance on Rule 144A and such acquisition will be for its own account or for the account of another QIB or (ii) not a "U.S. person" as defined in Regulation S or purchasing for the account or benefit of a U.S. person (other than a distributor) and is purchasing Notes in an offshore transaction in accordance with Regulation S.

     3. It acknowledges that none of the Issuers, Continental, the Initial Purchasers nor any person representing the Issuers, Continental or the Initial Purchasers has made any representation to it with respect to the Issuers or Continental or the Old Notes Offering, other than the information contained in the Offering Memorandum relating to the Old Notes, which has been delivered to it and upon which it is relying in making its investment decision with respect to the Notes. It has had access to such financial and other information concerning the Issuers and Continental and the Notes as it has deemed necessary in connection with its decision to purchase the Notes, including an opportunity to ask questions of and request information from the Issuers and Continental and the Initial Purchasers.

     4. It is purchasing the Notes for its own account, or for one or more investor accounts for which it is acting as a fiduciary or agent, in each case not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control and subject to its or their ability to resell such Notes pursuant to Rule 144A or any other available exemption from registration under the Securities Act. It agrees on its own behalf and on behalf of any investor account for which it is purchasing the Notes, and each subsequent holder of the Notes by its acceptance thereof will agree, to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue of such Notes and the last date that the Issuers or any affiliate of the Issuers was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (i) to the Issuers, (ii) pursuant to a registration statement that has been declared effective under the Securities Act, (iii) for so long as the Notes are eligible for resale pursuant to Rule 144A, to a person it reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (iv) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S, (v) to an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional investor (an "Institutional Accredited Investor") purchasing for its own account or for the account of such an Institutional Accredited Investor, in each case in a minimum principal amount of the Notes of $250,000, or (vi) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (v) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of Annex A of the Offering Memorandum relating to the Old Notes to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an Institutional Accredited Investor that is acquiring such Notes not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clauses (iv), (v) or (vi) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuers and the Trustee. Each purchaser acknowledges that each Note will contain a legend substantially to the following effect:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

     THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE
(D), (E) OR (F) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN THE CASE OF ANY OF THE FOREGOING CLAUSES (A) THROUGH (F), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE ISSUERS AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

     5. If it is an insurance company, the funds to be used to purchase the Notes by it constitute (x) assets of an insurance company general account maintained by it and the acquisition and holding of each such Note by such account satisfies the requirements of United States Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60 or (y) assets of an insurance company pooled separate account satisfying the conditions of PTCE 90-1. If it is not an insurance company, no part of the funds to be used to purchase the Notes to be purchased by it constitute assets of any trust or other entity which contains, or is deemed to contain, the assets of any employee benefit plan such that the use of such assets constitutes a non-exempt prohibited transaction under ERISA or the Code. As used in this paragraph, the term "employee benefit plan" shall have the meaning assigned to such term in Section 3 of ERISA.

     6. It acknowledges that the Issuers, Continental, the Initial Purchasers and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that, if any of the acknowledgments, representations or agreements deemed to have been made by it by its purchase of Notes is no longer accurate, it shall promptly notify the Issuers, Continental and the Initial Purchasers. If it is acquiring any Notes as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account.

                         BOOK-ENTRY; DELIVERY AND FORM

THE GLOBAL NOTE

     The Exchange Notes will be issued in the form of one or more global notes in registered form, without interest coupons (collectively, the "Global Note"). The Global Note will be deposited on the Expiration Date with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee.

CERTAIN BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTE

     DTC has advised the Issuers that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a "banking organization" within the meaning of the New York Banking Law, (iii) a member of the Federal Reserve System, (iv) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (v) a "clearing agency" registered pursuant to
Section 17A of the Exchange Act. DTC was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers (including the), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

     The Issuers expect that pursuant to procedures established by DTC (i) upon deposit of the Global Note, DTC or its nominee will credit the accounts of Participants with payments in amounts proportionate to their respective beneficial interests in the Global Note as shown on the records of DTC or such nominee and (ii) ownership of beneficial interests in the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants) and the records of Participants and the Indirect Participants (with respect to the interests of persons other than Participants).

     The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a Global Note to such persons may be limited. In addition, because DTC can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

     So long as DTC or its nominee is the registered owner of the Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of Notes under the Indenture or such Global Note. The Issuers understand that under existing industry practice, in the event that the Issuers request any action of holders of Notes, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither the Issuers nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

     Payments with respect to the principal of, and premium, if any, and interest on, any Notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such Notes under the Indenture. Under the terms of the Indenture, the Issuers and the Trustee may treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither the Issuers nor the Trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, and interest). Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds.

CERTIFICATED NOTES

     If (i) the Issuers notify the Trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation, (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of Notes in definitive form under the Indenture or (iii) upon the occurrence of certain other events as provided in the Indenture, then, upon surrender by DTC of the Global Note, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the Notes represented by the Global Note. Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

     Neither the Issuers nor the Trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Issuers and the Company have agreed that, starting on the Expiration Date and ending on the close of business 180 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. A broker-dealer that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations). In addition, until such date, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

     The Issuers and the Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the Expiration Date, the Issuers and the Company will promptly send additional copies of this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuers and the Company have agreed in the Registration Rights Agreement to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and to indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters with respect to the issuance of the Exchange Notes in connection with the Exchange Offer are being passed upon for Calair, Calair Capital and Continental by Vinson & Elkins L.L.P., Houston, Texas.

                                    EXPERTS

     The consolidated financial statements (including the financial statement schedule) of Continental Airlines, Inc. appearing in Continental Airlines, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1997, incorporated by reference in this Prospectus and the Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The consolidated balance sheet of Calair L.L.C. as of March 31, 1998 appearing in this Prospectus and the Registration Statement has been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENT

Report of Independent Auditors..............................   F-2
Calair L.L.C. Consolidated Balance Sheet....................   F-3
Notes to Consolidated Balance Sheet.........................   F-4

                         REPORT OF INDEPENDENT AUDITORS

The Member
Calair L.L.C.

     We have audited the accompanying consolidated balance sheet of Calair L.L.C. (a Delaware limited liability company) as of March 31, 1998. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of Calair L.L.C. at March 31, 1998, in conformity with generally accepted accounting principles.

                                            ERNST & YOUNG LLP

Houston, Texas
March 31, 1998

                                 CALAIR L.L.C.

                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1998

                                     ASSETS

Cash........................................................   $1,000
                                                               ------
          Total Assets......................................   $1,000
                                                               ======

                           MEMBER'S EQUITY

Member's Equity.............................................   $1,000
                                                               ------
          Total Member's Equity.............................   $1,000
                                                               ======

The accompanying notes are an integral part of this consolidated balance sheet.

                                 CALAIR L.L.C.

                      NOTES TO CONSOLIDATED BALANCE SHEET

NOTE 1 -- ORGANIZATION

     Calair L.L.C. ("Calair"), a Delaware limited liability company, and its wholly owned subsidiary, Calair Capital Corporation ("Calair Capital"), were formed in March 1998 for the purpose of acquiring certain take-off and landing rights at Chicago O'Hare Airport, Ronald Reagan Washington National Airport in Washington, D.C. and LaGuardia Airport (collectively, the "Slots") from Continental Airlines, Inc. ("Continental"). Calair has not commenced operations.

     Under a proposed transaction, Continental will sell the Slots to Calair for $151.1 million. The transaction will be funded with a combination of debt and equity, which will include (i) $31.7 million in capital contributions from CALFINCO Inc. ("Calfinco"), a wholly owned subsidiary of Continental (representing a 76% equity interest in Calair), (ii) $10.0 million in capital contributions from Chase Equity Associates, L.P. ("CEA") (representing a 24% equity interest in Calair) and (iii) net proceeds of approximately $113 million from an offering of Senior Notes due 2008 (the "Senior Notes"). The Senior Notes will be fully and unconditionally guaranteed by Continental. At closing, Continental will lease the Slots back from Calair for a 10-year period pursuant to the terms of a Slot Lease Agreement between Calair and Continental.

     Pursuant to the terms of a Redemption Option Agreement between Calair and CEA, Calair will have the right to redeem 50% of CEA's member interest (i.e. 12% of Calair) at the fifth anniversary of the closing date of the transaction and will have the right to redeem all of CEA's member interest (either 12% of Calair if Calair has previously exercised its fifth anniversary redemption option, or 24% otherwise) upon the occurrence of certain events described in the Redemption Option Agreement and the Company Agreement and at the tenth anniversary of the closing date of the transaction. If Calair has not redeemed all of CEA's member interest on or before the tenth anniversary of the closing date of the transaction, CEA will have the right to require the liquidation of Calair.

NOTE 2 -- PRINCIPLES OF CONSOLIDATION

     The consolidated balance sheet of Calair includes the accounts of Calair and its wholly owned subsidiary, Calair Capital. All intercompany transactions have been eliminated in consolidation.

NOTE 3 -- CAPITAL TRANSACTION

     Calfinco, the sole member, acquired its equity in Calair for $1,000 in cash.

          ------------------------------------------------------------
          ------------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUERS OR CONTINENTAL SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             ---------------------

                               TABLE OF CONTENTS

                                              PAGE
                                              ----
Available Information.......................    5
Incorporation of Certain
  Documents by Reference....................    6
Prospectus Summary..........................    7
Risk Factors................................   16
The Issuers.................................   23
Continental.................................   23
The Transaction.............................   23
Management of the Issuers...................   27
The Private Placement and
  Use of Proceeds...........................   28
Capitalization..............................   29
The Exchange Offer..........................   30
Description of the Notes....................   38
Tax Considerations..........................   46
Transfer Restrictions on Old Notes..........   48
Book Entry; Delivery and Form...............   51
Plan of Distribution........................   52
Legal Matters...............................   53
Experts.....................................   53
Calair Financial Statement..................  F-3

          ------------------------------------------------------------
          ------------------------------------------------------------
          ------------------------------------------------------------
          ------------------------------------------------------------

                                   PROSPECTUS
                                 CALAIR L.L.C.
                           CALAIR CAPITAL CORPORATION
                               OFFER TO EXCHANGE

                      8 1/8% SENIOR NOTES DUE 2008, WHICH
                         HAVE BEEN REGISTERED UNDER THE
                      SECURITIES ACT OF 1933, AS AMENDED,
                       FOR ANY AND ALL OUTSTANDING 8 1/8%
                             SENIOR NOTES DUE 2008

                    FULLY AND UNCONDITIONALLY GUARANTEED BY

CONTINENTAL                     LOGO
    AIRLINES

                          Dated                , 1998

          ------------------------------------------------------------
          ------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Continental Airlines, Inc.

     Continental Airlines, Inc.'s Certificate of Incorporation and Bylaws provide that Continental Airlines, Inc. will indemnify each of its directors and officers to the full extent permitted by the laws of the State of Delaware and may indemnify certain other persons as authorized by the Delaware General Corporation Law (the "GCL"). Section 145 of the GCL provides as follows:

     "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (b) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h) For purposes of this section, references to 'the corporation' shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to 'other enterprises' shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner 'not opposed to the best interests of the corporation' as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

     The Certificate of Incorporation and Bylaws also limit the personal liability of directors to Continental Airlines, Inc. and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties. The Bylaws of Continental Airlines, Inc. provide as follows:

     "No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL, or (iv) for any transaction from which the Director derived any improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of Directors of the Corporation shall be eliminated or limited to the full extent permitted by the GCL, as so amended."

     Continental Airlines, Inc. maintains directors' and officers' liability insurance.

  Calair L.L.C.

     Calair L.L.C.'s Amended and Restated Company Agreement provides as follows:

          Subject to limitations set forth in such Agreement, "(a) the Company hereby agrees, to the fullest extent permitted by Law, to indemnify, hold harmless and pay, and (b) the Company Liquidator, or any receiver or trustee of the Company (each of the foregoing Persons being an 'Indemnitor') (in the case of the Company Liquidator, receiver or trustee, to the extent of Company Property) shall indemnify, hold harmless and pay, all Expenses ('Indemnified Amounts') of any Member, and the direct and indirect members, partners, shareholders and other equity holders of any Member, and the successors and permitted assignees of each such Person (whether pursuant to an assignment for security or otherwise) and creditors of and surety providers with respect to, any of the foregoing, and their respective successors and assigns (whether pursuant to an assignment for security or otherwise) and each of the respective directors, officers, employees, administrators and agents of any of the foregoing (each an 'Indemnified Person'), which may be incurred or realized by or asserted against such Indemnified Person, relating to, growing out of or resulting from:

             (i) Company Obligations. Any failure by the Company to perform or observe each of its covenants and obligations under this Agreement or any other Operative Document to which it is a party (collectively, the 'Covered Documents'), including Indemnified Amounts resulting from or arising out of or in connection with enforcement of the Covered Documents (or determining whether or how to enforce any Covered Documents, whether through negotiations, legal proceedings or otherwise), or responding to any subpoena or other legal process or informal investigative demand in connection herewith or therewith; or

             (ii) Representations and Warranties. Any inaccuracy in, or any breach of, any written certification, representation or warranty made by or on behalf of the Company in any Covered Document or in any written report or certification required hereunder or under any other Covered Document, in each case (A) if but only if such certification, representation or warranty is made as of a specific date, as of the date as of which the facts stated therein were certified, represented or warranted and (B) in all other cases, as of any date or during any period to which such certification, representation or warranty may be applicable; or

             (iii) Investigations; Litigation; Proceedings. Any investigation, litigation or proceeding, whether or not such Indemnified Person is a party thereto, that (A) relates to, grows out of or results from any action or omission, or alleged action or omission, by or on behalf of or attributable to the Company and (B) would not have resulted in Indemnified Amounts incurred or realized by or asserted against such Indemnified Person but for the Covered Documents or the transactions thereunder or contemplated thereby."

     Calair L.L.C.'s Amended and Restated Company Agreement also provides as follows:

          "The Company may maintain insurance, at its expense, to protect itself and any Member, or agent of the Company or another limited liability company, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the [Delaware Limited Liability Company] Act."

  Calair Capital Corporation.

     The Bylaws of Calair Capital Corporation provide as follows:

          "Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a 'proceeding'), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Section or otherwise."

     For a discussion of Section 145 of the Delaware General Corporation Law, see "Indemnification of Directors and Officers -- Continental Airlines," above.

     Calair Capital Corporation's Certificate of Incorporation limits the liability of directors to Calair Capital Corporation and its stockholders for monetary damages resulting from breaches of the directors' fiduciary duties, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following instruments and documents are included as Exhibits to this Registration Statement.

     EXHIBIT NUMBER                          EXHIBIT DESCRIPTION
     --------------                          -------------------
           3.1           -- Certificate of Formation of Calair L.L.C., dated March
                            30, 1998.
           3.2           -- Amended and Restated Company Agreement of Calair L.L.C.,
                            dated as of April 17, 1998.
           3.3           -- Certificate of Incorporation of Calair Capital
                            Corporation, dated March 30, 1998.

     EXHIBIT NUMBER                          EXHIBIT DESCRIPTION
     --------------                          -------------------
           3.4           -- Bylaws of Calair Capital Corporation, dated March 31,
                            1998.
           4.1           -- Form of 8 1/8% Senior Notes due 2008 (included as Exhibit
                            B to Exhibit 4.2 below).
           4.2           -- Senior Notes Indenture, dated as of April 1, 1998, among
                            Calair L.L.C. and Calair Capital Corporation, as Issuers,
                            Continental, as Guarantor, and Bank One, N.A., as
                            Trustee.
           4.3           -- Exchange and Registration Rights Agreement, dated as of
                            April 17, 1988, among Calair L.L.C. and Calair Capital
                            Corporation, as Note Issuers, and Continental Airlines,
                            Inc., as Guarantor, and Chase Securities Inc., Credit
                            Suisse First Boston Corporation and Morgan Stanley & Co.
                            Incorporated, as Purchasers.
           5.1           -- Opinion of Vinson & Elkins L.L.P., counsel for
                            Continental Airlines, Inc., Calair L.L.C. and Calair
                            Capital Corporation relating to the 8 1/8% Senior Notes
                            due 2008.
           8.1           -- Tax Opinion of Vinson & Elkins L.L.P., counsel for
                            Continental Airlines, Inc., Calair L.L.C. and Calair
                            Capital Corporation relating to the 8 1/8% Senior Notes
                            due 2008 (contained in Exhibit 5.1 above).
          10.1           -- Sale Agreement between Continental Airlines, Inc. and
                            Calair L.L.C. dated as of April 17, 1998.
          10.2           -- Slot Lease Agreement between Continental Airlines, Inc.
                            and Calair L.L.C. dated as of April 17, 1998.
          10.3           -- Redemption Option Agreement between Calair L.L.C. and
                            Chase Equity Associates, L.P. dated as of April 17, 1998.
          12.1           -- Statement regarding the computation of earnings to fixed charges of Continental Airlines, Inc.
          23.1           -- Consent of Ernst & Young LLP.
          23.2           -- Consent of Vinson & Elkins L.L.P. (contained in Exhibit
                            5.1 above).
          24.1           -- Powers of attorney executed by certain directors and
                            officers of Continental.
          24.2           -- Powers of attorney executed by certain directors and
                            officers of CALFINCO Inc., as managing member of Calair
                            L.L.C.
          24.3           -- Powers of attorney executed by certain directors and
                            officers of Calair Capital Corporation.
          25.1           -- Statement of Eligibility and Qualification on Form T-1.
          99.1           -- Form of Letter of Transmittal.
          99.2           -- Form of Notice of Guaranteed Delivery.
          99.3           -- Form of Letter to Registered Holders and Depository Trust
                            Company Participants.
          99.4           -- Form of Letter to Clients.

ITEM 22. UNDERTAKINGS

     The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     The undersigned Registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 30, 1998.

                                            CONTINENTAL AIRLINES, INC.

                                            By:   /s/ LAWRENCE W. KELLNER
                                              ----------------------------------
                                                     Lawrence W. Kellner
                                                   Executive Vice President
                                                 and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

                          *                            Chairman of the Board and Chief    July 30, 1998
-----------------------------------------------------    Executive Officer (Principal
                  Gordon M. Bethune                      Executive Officer) and Director

               /s/ LAWRENCE W. KELLNER                 Executive Vice President and       July 30, 1998
-----------------------------------------------------    Chief Financial Officer
                 Lawrence W. Kellner                     (Principal Financial Officer)

                          *                            Vice President and Controller      July 30, 1998
-----------------------------------------------------    (Principal Accounting Officer)
                  Michael P. Bonds

                                                       Director                           July   , 1998
-----------------------------------------------------
               Thomas J. Barrack, Jr.

                                                       Director                           July   , 1998
-----------------------------------------------------
                Lloyd M. Bentsen, Jr.

                          *                            Director                           July 30, 1998
-----------------------------------------------------
                   David Bonderman

                          *                            Director                           July 30, 1998
-----------------------------------------------------
                Gregory D. Brenneman

                                                       Director                           July   , 1998
-----------------------------------------------------
                    Patrick Foley

                          *                            Director                           July 30, 1998
-----------------------------------------------------
               Douglas H. McCorkindale

                          *                            Director                           July 30, 1998
-----------------------------------------------------
                 George G.C. Parker

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

                          *                            Director                           July 30, 1998
-----------------------------------------------------
                  Richard W. Pogue

                                                       Director                           July   , 1998
-----------------------------------------------------
                William S. Price III

                          *                            Director                           July 30, 1998
-----------------------------------------------------
                   Donald L. Sturm

                          *                            Director                           July 30, 1998
-----------------------------------------------------
                Karen Hastie Williams

                          *                            Director                           July 30, 1998
-----------------------------------------------------
                 Charles A. Yamarone

             *By /s/ LAWRENCE W. KELLNER
  -------------------------------------------------
                 Lawrence W. Kellner
                  Attorney-in-fact
                    July 30, 1998

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 30, 1998.

                                            CALAIR CAPITAL CORPORATION

                                            By:   /s/ LAWRENCE W. KELLNER
                                              ----------------------------------
                                                     Lawrence W. Kellner
                                                   Executive Vice President
                                                 and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

                          *                            Chairman of the Board and Chief    July 30, 1998
-----------------------------------------------------    Executive Officer (Principal
                  Gordon M. Bethune                      Executive Officer) and Director

                          *                            Director                           July 30, 1998
-----------------------------------------------------
                Gregory D. Brenneman

               /s/ LAWRENCE W. KELLNER                 Executive Vice President and       July 30, 1998
-----------------------------------------------------    Chief Financial Officer
                 Lawrence W. Kellner                     (Principal Financial Officer)
                                                         and Director

                          *                            Director                           July 30, 1998
-----------------------------------------------------
                  Jeffery A. Smisek

                          *                            Vice President and Controller      July 30, 1998
-----------------------------------------------------    (Principal Accounting Officer)
                  Michael P. Bonds

*By    /s/ LAWRENCE W. KELLNER

    --------------------------------
          Lawrence W. Kellner
            Attorney-in-fact
             July 30, 1998

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 30, 1998.

                                            CALAIR L.L.C.

                                            By: CALFINCO Inc.
                                              Managing Member

                                                By:/s/ LAWRENCE W. KELLNER
                                                --------------------------------
                                                      Lawrence W. Kellner
                                                    Executive Vice President
                                                  and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

                          *                            Chairman of the Board and Chief    July 30, 1998
-----------------------------------------------------    Executive Officer (Principal
                  Gordon M. Bethune                      Executive Officer) and Director
                                                         of CALFINCO Inc., Managing
                                                         Member

                          *                            Director of CALFINCO Inc.,         July 30, 1998
-----------------------------------------------------    Managing Member
                Gregory D. Brenneman

               /s/ LAWRENCE W. KELLNER                 Executive Vice President and       July 30, 1998
-----------------------------------------------------    Chief Financial Officer
                 Lawrence W. Kellner                     (Principal Financial Officer)
                                                         and Director of CALFINCO Inc.,
                                                         Managing Member

                          *                            Director of CALFINCO Inc.,         July 30, 1998
-----------------------------------------------------    Managing Member
                  Jeffery A. Smisek

                          *                            Vice President and Controller      July 30, 1998
-----------------------------------------------------    (Principal Accounting Officer)
                  Michael P. Bonds                       of CALFINCO Inc., Managing
                                                         Member

*By    /s/ LAWRENCE W. KELLNER
    --------------------------------
          Lawrence W. Kellner
            Attorney-in-fact
             July 30, 1998

                                 EXHIBIT INDEX

        EXHIBIT
         NUMBER                              EXHIBIT DESCRIPTION
        -------                              -------------------
           3.1           -- Certificate of Formation of Calair L.L.C., dated March
                            30, 1998.
           3.2           -- Amended and Restated Company Agreement of Calair L.L.C.,
                            dated as of April 17, 1998.
           3.3           -- Certificate of Incorporation of Calair Capital
                            Corporation, dated March 30, 1998.
           3.4           -- Bylaws of Calair Capital Corporation, dated March 31,
                            1998.
           4.1           -- Form of 8 1/8% Senior Notes due 2008 (included as Exhibit
                            B to Exhibit 4.2 below).
           4.2           -- Senior Notes Indenture, dated as of April 1, 1998, among
                            Calair L.L.C. and Calair Capital Corporation, as Issuers,
                            Continental, as Guarantor, and Bank One, N.A., as
                            Trustee.
           4.3           -- Exchange and Registration Rights Agreement, dated as of
                            April 17, 1988, among Calair L.L.C. and Calair Capital
                            Corporation, as Note Issuers, and Continental Airlines,
                            Inc., as Guarantor, and Chase Securities Inc., Credit
                            Suisse First Boston Corporation and Morgan Stanley & Co.
                            Incorporated, as Purchasers.
           5.1           -- Opinion of Vinson & Elkins L.L.P., counsel for
                            Continental Airlines, Inc., Calair L.L.C. and Calair
                            Capital Corporation relating to the 8 1/8% Senior Notes
                            due 2008.
           8.1           -- Tax Opinion of Vinson & Elkins L.L.P., counsel for
                            Continental Airlines, Inc., Calair L.L.C. and Calair
                            Capital Corporation relating to the 8 1/8% Senior Notes
                            due 2008 (contained in Exhibit 5.1 above).
          10.1           -- Sale Agreement between Continental Airlines, Inc. and
                            Calair L.L.C. dated as of April 17, 1998.
          10.2           -- Slot Lease Agreement between Continental Airlines, Inc.
                            and Calair L.L.C., dated as of April 17, 1998.
          10.3           -- Redemption Option Agreement between Calair L.L.C. and
                            Chase Equity Associates, L.P. dated as of April 17, 1998.
          12.1           -- Statement regarding the computation of earnings to fixed charges of Continental Airlines, Inc.
          23.1           -- Consent of Ernst & Young LLP.
          23.2           -- Consent of Vinson & Elkins L.L.P. (contained in Exhibit
                            5.1 above).
          24.1           -- Powers of attorney executed by certain directors and
                            officers of Continental.
          24.2           -- Powers of attorney executed by certain directors and
                            officers of CALFINCO Inc., as managing member of Calair
                            L.L.C.
          24.3           -- Powers of attorney executed by certain directors and
                            officers of Calair Capital Corporation.
          25.1           -- Statement of Eligibility and Qualification on Form T-1.
          99.1           -- Form of Letter of Transmittal.
          99.2           -- Form of Notice of Guaranteed Delivery.
          99.3           -- Form of Letter to Registered Holders and Depository Trust
                            Company Participants.
          99.4           -- Form of Letter to Clients.
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